Exhibit F

Agrium: Aim Higher

THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF JANA PARTNERS LLC (THE "SHAREHOLDER"), WHICH OPINIONS ARE BASED EXCLUSIVELY ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO AGRIUM INC. (THE "ISSUER"). THESE MATERIALS ARE FOR GENERAL INFORMATIONAL PURPOSES ONLY. THEY DO NOT HAVE REGARD TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THESE MATERIALS, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. OPINIONS EXPRESSED HEREIN ARE CURRENT OPINIONS AS OF THE DATE APPEARING IN THIS MATERIAL ONLY. THE SHAREHOLDER DISCLAIMS ANY OBLIGATION TO UPDATE THE DATA, INFORMATION OR OPINIONS CONTAINED HEREIN. UNLESS OTHERWISE INDICATED, FINANCIAL INFORMATION AND DATA USED HEREIN HAVE BEEN DERIVED OR OBTAINED FROM FILINGS MADE WITH THE APPLICABLE REGULATOR BY THE ISSUER OR OTHER COMPANIES THAT THE SHAREHOLDER CONSIDERS COMPARABLE, AND FROM OTHER THIRD PARTY REPORTS. EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS ADDRESSED IN THESE MATERIALS ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. YOU SHOULD BE AWARE THAT ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. THE SHAREHOLDER DOES NOT ASSUME ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS. THE SHAREHOLDER HAS NOT SOUGHT OR OBTAINED CONSENT FROM ANY THIRD PARTY TO THE USE HEREIN OF PREVIOUSLY PUBLISHED INFORMATION. ANY SUCH INFORMATION SHOULD NOT BE VIEWED AS INDICATING THE SUPPORT OF SUCH THIRD PARTY FOR THE VIEWS EXPRESSED HEREIN. ALTHOUGH DATA AND INFORMATION CONTAINED HEREIN HAVE BEEN OBTAINED FROM SOURCES BELIEVED TO BE RELIABLE, THE SHAREHOLDER DOES NOT GUARANTEE THEIR ACCURACY, COMPLETENESS OR FAIRNESS. THE SHAREHOLDER HAS RELIED UPON AND ASSUMED, WITHOUT INDEPENDENT VERIFICATION, THE ACCURACY AND COMPLETENESS OF ALL DATA AND INFORMATION AVAILABLE FROM PUBLIC SOURCES. NO WARRANTY IS MADE THAT ANY DATA OR INFORMATION CONTAINED HEREIN, WHETHER DERIVED OR OBTAINED FROM FILINGS MADE WITH A REGULATOR OR FROM ANY THIRD PARTY, IS ACCURATE. THE SHAREHOLDER SHALL NOT BE RESPONSIBLE OR HAVE ANY LIABILITY FOR ANY MISINFORMATION CONTAINED IN ANY REGULATORY FILING OR THIRD PARTY REPORT. THERE IS NO ASSURANCE OR GUARANTEE WITH RESPECT TO THE PRICES AT WHICH ANY SECURITIES OF THE ISSUER WILL TRADE, AND SUCH SECURITIES MAY NOT TRADE AT PRICES THAT MAY BE IMPLIED HEREIN. THE ESTIMATES, PROJECTIONS, PRO FORMA INFORMATION AND POTENTIAL IMPACT OF THE PROPOSALS SET FORTH HEREIN ARE BASED ON ASSUMPTIONS THAT THE SHAREHOLDER BELIEVES TO BE REASONABLE, BUT THERE CAN BE NO ASSURANCE OR GUARANTEE THAT ACTUAL RESULTS OR PERFORMANCE OF THE ISSUER WILL NOT DIFFER, AND SUCH DIFFERENCES MAY BE MATERIAL. THE SHAREHOLDER CURRENTLY HOLDS A SUBSTANTIAL AMOUNT OF SHARES OF COMMON STOCK OF THE ISSUER. THE SHAREHOLDER MAY FROM TIME TO TIME SELL ALL OR A PORTION OF ITS SHARES IN OPEN MARKET TRANSACTIONS OR OTHERWISE (INCLUDING VIA SHORT SALES), BUY ADDITIONAL SHARES (IN OPEN MARKET OR PRIVATELY NEGOTIATED TRANSACTIONS OR OTHERWISE), OR TRADE IN OPTIONS, PUTS, CALLS OR OTHER DERIVATIVE INSTRUMENTS RELATING TO SUCH SHARES. THE SHAREHOLDER ALSO RESERVES THE RIGHT TO TAKE ANY ACTIONS WITH RESPECT TO ITS INVESTMENT IN THE ISSUER AS IT MAY DEEM APPROPRIATE, INCLUDING, BUT NOT LIMITED TO, COMMUNICATING WITH MANAGEMENT OF THE ISSUER, THE BOARD OF DIRECTORS OF THE ISSUER, AND OTHER INVESTORS. NEITHER THESE MATERIALS NOR ANYTHING CONTAINED HEREIN IS INTENDED TO BE, NOR SHOULD IT BE CONSTRUED OR USED AS, INVESTMENT, TAX, LEGAL OR FINANCIAL ADVICE, AN OPINION OF THE APPROPRIATENESS OF ANY SECURITY OR INVESTMENT, OR AN OFFER, OR THE SOLICITATION OF ANY OFFER, TO BUY OR SELL ANY SECURITY OR INVESTMENT. Disclaimer 2

I. Executive Summary II. Agrium’s Underperformance IV. Positive Results Of JANA’s Engagement V. JANA’s Board Nominees III. Root Causes Of Underperformance: The 5 C’s

I. Executive Summary

I. Executive Summary

Meet JANA Partners

JANA PARTNERS LLC

History

- Founded in April 2001
- Research-intensive, value fund that manages ~$4.5bn in capital
- Since 2006, the average annualized return on stocks where JANA had outstanding 13D filings was 65%[(1)]

Our Approach

- Work collaboratively with companies to address opportunities to unlock value for shareholders
- JANA's approach *"is co-operative rather than offensive."* – The Financial Times, December 10, 2009
- JANA's *"victories have come largely by eschewing the aggressive public stances associates with fellow activists."* – The Wall Street Journal, October 7, 2012

Our Position in Agrium

- We currently own ~$1.2bn of Agrium, ~7.5% of the company
- JANA is aligned with all shareholders, with the common goal to maximize shareholder value

Source: Company reports, Capital IQ.
(1) Per *13D Monitor*, January 31, 2013.

5

We approached Agrium on May 31, 2012 regarding ways to address historical underperformance and unlock significant value Agrium is our largest investment (>$1 billion), and we are Agrium’s largest shareholder Agrium has largely failed to address these issues, and we have seen significantly more evidence of the need for improvement over this time

Change Is Needed At Agrium I. Executive Summary Board lacks shareholder orientation and relevant experience Consistently underperformed peers in shareholder returns Shale gas boom has been a tailwind for share price and masked performance deficiencies Growth strategy destroyed value, failing to return Agrium’s own minimum return hurdle Failed to address basic, obvious opportunities to create value prior to JANA Reaction to JANA shows that implementing obvious steps can create value Shareholder-unfriendly behavior and problematic governance when challenged to unlock value 7

I. Executive Summary

Our Solution

- Agrium can resolve historical problems and unlock significant value. The solution begins on Agrium's board
- Agrium's board has experience relevant to the company's fertilizer manufacturing business ("Wholesale"), but is missing two key components that have caused Agrium to underperform its value creation potential
  - Lack of distribution experience: Agrium's agricultural distribution business ("Retail"), accounts for 30%+ of EBITDA, ~50% of total value and $4bn+ of acquisitions, yet Agrium has never had a single independent director with any significant 'breaking bulk' distribution experience
  - Lack of shareholder orientation: Agrium's board for years failed to pursue even the most obvious value-creation measures until pressured to do so, and continues to fight value-creating change today
- JANA has nominated 5 candidates who can enhance Agrium's board by eliminating these deficiencies
- With the benefit of the new expertise and perspective of JANA's nominees, Agrium can proactively address the remaining unresolved issues previously identified by JANA — the 5 C's

Cost Management	Controls	Capital Allocation	Conglomerate Structure	Corporate Governance
▪ Retail costs ▪ Corporate costs	▪ Retail disclosure and performance targets ▪ Management incentives	▪ Capital return ▪ M&A / investment practices ▪ Retail working capital	▪ Valuation discount ▪ Operating issues ▪ Appropriate capitalization	▪ Governance missteps ▪ Appropriate experience

8

JANA’s Director Nominees: Outstanding Value Creation Track Records Barry Rosenstein – 25+ years of unlocking hidden company value Founder and Managing Partner of JANA Partners with a successful track record of investing in companies and working constructively with management teams and boards to create value for all shareholders Most recently served on board of Convergys, helping lead significant corporate cost reductions, management change, asset divestitures and balance sheet restructuring, resulting in a ~75% return during his tenure According to 13D Monitor, since 2006 the average return on stocks JANA had outstanding 13D filings was 65%, vs. 10% for the S&P500, and 82% vs. 12% for the S&P500 when taking actions to unlock value David Bullock – 20+ years of operational finance experience including in ag distribution Past CFO & COO of UAP (acquired by Agrium in 2008; cited by Agrium as closest comparable for Retail) Executed UAP turnaround, working capital reduction plan and growth strategy. Partnered with Apollo to purchase UAP, oversaw IPO and sale to Agrium at 13x EBITDA, generating ~17x return from the Apollo LBO Past CFO of Graham Packaging, taking business from ownership under Blackstone to an IPO and eventual sale Hon. Lyle Vanclief – 20+ years of farming experience and former Minister of Agriculture Former Canadian Minister of Agriculture, overseeing $140 billion industry and 12,000 employees Canadian Agricultural Hall of Fame inductee (nominated by Syngenta) with broad knowledge of global ag Mitch Jacobson – 35+ years of distribution experience Past CEO, current Chairman & principal shareholder of MSC Industrial (cited by Agrium as a Retail comparable) Built MSC into a leading distributor with a $5+ billion market cap, generating ~8x return as a public company Director of and investor in HD Supply, a ~$8 billion revenue distribution business with 11 distribution platforms Stephen Clark – 30+ years of distribution experience Past CEO and current director of Brenntag (cited by Agrium as a Retail comparable) Built Brenntag into world’s largest chemical distributor, generating ~19x return since LBO by Bain (2003) Managed Brenntag through 2 successful LBOs and its 2010 IPO; currently has a $9+ billion enterprise value I. Executive Summary 10

"There's no doubt pressure from JANA prompted the fertilizer and agricultural products retailer to return $1 billion in additional cash to shareholders last year and to improve its disclosure, to the benefit of investors.” - Globe & Mail, January 25, 2013 It took pressure from JANA for Agrium to take obvious, long-overdue steps to create value; this has already positively impacted Agrium’s shares Ongoing shareholder engagement is required to ensure Agrium addresses its substantial remaining value creation opportunities

Favorable Reaction To JANA’s Engagement “JANA’s proposed board members possess solid retail distribution experience and could help unlock value.” – CIBC, 1/15/13 “[W]e see upside comfortably beyond $150 if the JANA slate wins, and initial downside to about $90 if the Agrium Board is re-elected.” – Credit Agricole / CLSA, 3/1/13 “After speaking with four of the five directors that JANA Partners is nominating for Agrium’s board, we came away impressed with the group’s clear industrial distribution experience and competence and their ability to articulate the kinds of operational improvements they would seek to implement at Agrium Retail.” – Barclays, 12/13/12 “While activist shareholder JANA Partners’ proposals have been met with stiff resistance from Agrium management, we believe that significant shareholder value creation may come from surfacing some of the issues raised by JANA” – Piper Jaffray, 12/2/12 “JANA is nominating a retail ‘dream team’ to Agrium’s board, which currently does not have one independent member with retail distribution experience” – Barron’s, 11/26/12 “JANA’s nominees to Agrium’s board appear highly credible to us.” – Bank of America, 1/29/13 I. Executive Summary 12

II. Agrium’s Underperformance A. Underperformance Against Peers C. Failure To Deliver Full Value Of Shale Gas Tailwind B. Underperformance Against Peers Selected By Agrium D. Agrium’s Attempts To Mask Its Underperformance E. Agrium’s Failed Growth Strategy

A. Underperformance Against Peers

II. Agrium's Underperformance
A. Underperformance Against Peers

Agrium Is Comprised Of Distinct Businesses

Agrium

	Fertilizer (68% of 2012 EBITDA)				Retail (32% of 2012 EBITDA)
	Nitrogen - N (42%)	Potash - K (12%)	Phosphate - P (7%)	AAT and Other Wholesale & Resale (6%)	
Highlights	▶ **Manufactures** Nitrogen-based fertilizers ▪ Feedstock business that processes natural gas into Nitrogen-based products ▪ Natural gas represents ~80% of product cost ▶ #2 North American producer (behind CF Industries) ▶ Facilities principally located in Western Canada and Texas	▶ **Mines** and processes Potassium into fertilizer ▶ One mine located in Saskatoon ▶ Sells ~50% in North America and ~50% across rest of world ▶ Member of Canpotex trade organization for sales outside North America	▶ **Manufactures** Phosphate-based fertilizers ▶ 2 Phosphate mines in Ontario and Idaho	AAT ▶ Technology for controlled-release Nitrogen fertilizer products Other & Resale ▶ Resells 3rd party fertilizers	▶ **'Breaking bulk' distributor**, with ~90% of products coming from 3rd party manufacturers ▶ Largest North American direct-to-farm distributor of agricultural inputs including fertilizers, ag chemicals, seeds and related services ▶ More than 900 locations in the US and Canada; with an additional 279 locations in Australia and 58 locations in South America

Source: Company reports, Capital IQ.
Note: Percentages represent 2012 pre-corporate EBITDA contribution from each business segment.

14

II. Agrium's Underperformance
A. Underperformance Against Peers

Agrium's Peer Comparables

As a collection of different businesses with different fundamental drivers, Agrium's performance must be analyzed by looking at its constituent parts.

Agrium

	Fertilizer (68% of EBITDA)				Retail (32% of EBITDA)
	Nitrogen - N (42%)	Potash - K (12%)	Phosphate - P (7%)	AAT and Other Wholesale & Resale (6%)	
Trading Comps	Peer: *CF Industries* ▶ North American Nitrogen fertilizer producer; generated 90%+ of EBITDA from Nitrogen fertilizers in 2012 ▶ Beneficiary of the North American shale gas boom that dramatically improved Agrium's Nitrogen business ▶ CF 10-K lists Agrium and Koch Nitrogen (private) as its principal competitors	Peers: *Potash Corp. and Mosaic* ▶ Only large publicly-traded North American manufacturers of Potash and Phosphate fertilizers ▶ Along with Agrium, form the three company Canpotex trade organization for marketing Potash fertilizers outside North America		Peers: *CF Industries, Potash Corp. and Mosaic* ▶ These three companies represent the full "NPK" fertilizer exposure and are broad comparables for this small segment	▶ Peers: *Watsco, WESCO, Tractor Supply, W. W. Grainger and Genuine Parts* ▶ Agrium's "Original Comparables" ▪ 2011 Analyst Day ▪ 'White Paper' sent to analysts ▪ Tractor Supply called best comp by Agrium CEO ▶ Listed as peers in the 10-K of UAP, the last publicly-traded ag retailer (acquired by Agrium in 2008)

Source: Company reports, Capital IQ.
Note: Percentages represent 2012 pre-corporate EBITDA contribution from each business segment.

15

Prior to JANA‘s engagement, Agrium persistently underperformed its peers

II. Agrium's Underperformance
A. Underperformance Against Peers

Agrium Underperformed Peers For The 5 Years Prior To JANA

Last 5 Years Prior to JANA (6/1/07 – 6/1/12)


98%
94%
160%
AGU (NYSE)
AGU (TSX)
JANA's Peer Composite

Build-up of Peer Composite (6/1/07 – 6/1/12)


120%
6%
3%
11%
20%
160%
Nitrogen
Potash
Phosphate
AAT/ Other
Retail
JANA's Peer Composite

Source: Capital IQ.
Note: Represents total shareholder returns assuming all dividends reinvested. Wholesale peers consist of CF, Potash Corp. and Mosaic. Retail peers consist of Watsco, WESCO, Tractor Supply, Grainger and Genuine Parts. Weights based on EBITDA contribution at start date from Agrium's Nitrogen, Potash, Phosphate, Retail and AAT/Other businesses. Nitrogen represents CF's total return times the Nitrogen EBITDA contribution. Potash represents the average of the total return for Potash Corp. and Mosaic times the Potash EBITDA contribution. Phosphate represents the average of the total return for Potash Corp. and Mosaic times the Phosphate EBITDA contribution. Retail represents the average of the total return for Watsco, WESCO, Tractor Supply, Grainger and Genuine Parts times the Retail EBITDA contribution. AAT/Other represents the average of the total return for CF, Potash Corp. and Mosaic times AAT/Other EBITDA contribution.

17

II. Agrium's Underperformance
A. Underperformance Against Peers

Detailed Build-up Of Peer Composite

Build-up of Peer Composite (6/1/07 – 6/1/12)

		Nitrogen	Potash	Phosphate	AAT/Other		Retail
1 Weighting Based On EBITDA Contribution At Measurement Period Start Date:	**Wholesale Peers**	**46%**	**14%**	**7%**	**10%**	**Retail Peers**	**22%**
	CF	259%	--	--	259%	Watsco	38%
	Potash Corp	--	58%	58%	58%	WESCO	(15%)
	Mosaic	--	30%	30%	30%	Tractor Supply	235%
						Grainger	132%
						Genuine Parts	45%
× 2 Segment Peer Average Return:		**259%**	**44%**	**44%**	**116%**		**87%**
= 3 Segment Contribution:		**120%**	**6%**	**3%**	**11%**		**20%**

Source: Capital IQ.
Note: Represents total shareholder returns assuming all dividends reinvested. Wholesale peers consist of CF, Potash Corp. and Mosaic. Retail peers consist of Watsco, WESCO, Tractor Supply, Grainger and Genuine Parts. Weights based on EBITDA contribution at start date from Agrium's Nitrogen, Potash, Phosphate, Retail and AAT/Other businesses. Nitrogen represents CF's total return times the Nitrogen EBITDA contribution. Potash represents the average of the total return for Potash Corp. and Mosaic times the Potash EBITDA contribution. Phosphate represents the average of the total return for Potash Corp. and Mosaic times the Phosphate EBITDA contribution. Retail represents the average of the total return for Watsco, WESCO, Tractor Supply, Grainger and Genuine Parts times the Retail EBITDA contribution. AAT/Other represents the average of the total return for CF, Potash Corp. and Mosaic times AAT/Other EBITDA contribution.

18

Agrium’s Persistent Underperformance Regardless of the period, Agrium underperformed its peers. 3 Years Prior To JANA (6/1/09 – 6/1/12) 1 Year Prior To JANA (6/1/11 – 6/1/12) Source: Capital IQ. Note: Represents total shareholder returns assuming all dividends reinvested. (1) Wholesale peers consist of CF, Potash Corp. and Mosaic. Retail peers consist of Watsco, WESCO, Tractor Supply, Grainger and Genuine Parts. Weights based on EBITDA contribution at start date from Agrium’s Nitrogen, Potash, Phosphate, Retail and AAT/Other businesses. Nitrogen represents CF’s total return times the Nitrogen EBITDA contribution. Potash represents the average of the total return for Potash Corp. and Mosaic times the Potash EBITDA contribution. Phosphate represents the average of the total return for Potash Corp. and Mosaic times the Phosphate EBITDA contribution. Retail represents the average of the total return for Watsco, WESCO, Tractor Supply, Grainger and Genuine Parts times the Retail EBITDA contribution. AAT/Other represents the average of the total return for CF, Potash Corp. and Mosaic times AAT/Other EBITDA contribution. II. Agrium’s Underperformance A. Underperformance Against Peers (11%) (5%) (1%) AGU (NYSE) AGU (TSX) JANA's Peer Composite (1) 19

The Right Measurement End Date For Performance Comparisons Is June 1, 2012 JANA first engaged Agrium on ways to create value on May 31, 2012 Only a week later – on June 7 – Agrium reacted to JANA by increasing an already declared dividend by more than 100% Agrium’s increase of a dividend that had already been declared by the board only a few weeks earlier is such a rare event it was clearly in response to JANA’s engagement Reactions to JANA continued with a C$900 million share repurchase, a second increase of the dividend (by an additional 100%) and the introduction of significantly more new disclosure for Retail JANA began a dialog with analysts in late May / June Agrium’s sell-side analysts recognize that JANA’s impact on Agrium’s share price began in June “Investors have benefited from JANA’s actions as it sheds increasing light on the value of [Retail]. AGU shares have risen ~33% since mid-June, when JANA’s involvement in the stock became well known” – Susquehanna (10/23/12) Agrium also acknowledges JANA’s campaign and its impact since late May “JANA has been running its campaign for over eight months now.” – Agrium Board Chair, Victor Zaleschuk (2/20/13) “JANA has been trying for over nine months to obtain support” – Agrium Board Chair, Victor Zaleschuk (3/7/13) II. Agrium’s Underperformance A. Underperformance Against Peers 20

B. Underperformance Against Peers Selected By Agrium

Agrium’s own revisionist peer composite, in its October 2012 investor presentation, still shows persistent long term underperformance

II. Agrium's Underperformance
B. Underperformance Against Peers Selected By Agrium

Agrium's Own Revisionist Peer Composite

Comps Also Used By JANA
Agrium New Revisionist Comps

Agrium

	Fertilizer (68% of EBITDA)				
	Nitrogen - N (42%)	Potash - K (12%)	Phosphate - P (7%)	AAT and Other Wholesale and Resale (6%)	Retail (32% of EBITDA)
Trading Comps	CF Industries	Potash Corp.	Potash Corp.	CF Industries	Original Comps:
					Watsco
					WESCO
				Potash Corp	Tractor Supply
					W. W. Grainger
		Mosaic	Mosaic		Genuine Parts
					"Midnight" Comps:
				Mosaic	MRC
		Intrepid Potash	Intrepid Potash		Metals USA
					Reliance Steel
				Intrepid Potash	Beacon Roofing
					Brenntag
					Airgas

Source: Company reports, Capital IQ.
Note: Percentages represent 2012 pre-corporate EBITDA contribution from each business segment.

23

Problems With Agrium’s Revisionist Peer Composite Agrium simply abandoned its Original Comparables for Retail and introduced new lower-value Midnight Comparables when pressed by JANA to unlock value The Original Comparables for Retail were long-touted by Agrium, including at its 2011 Investor Day and in a ‘White Paper’ sent to analysts by Agrium in 2011 Midnight Retail Comparables Intrepid Potash Composition Makeup Small market cap company with very limited liquidity (trades ~$11mm / day) Potash mines located in completely different geography (Southwest U.S.) Not global, selling almost 100% of Potash production in North America Not a member of Canpotex Agrium weights its peer composite based on its current earnings composition Composite return should be calculated based on earnings mix as of start date to simulate return that would be expected from the business over the time period II. Agrium’s Underperformance B. Underperformance Against Peers Selected By Agrium 24

II. Agrium's Underperformance
B. Underperformance Against Peers Selected By Agrium

Agrium's Own Revisionist Peer Composite Shows The Same Long-Term Underperformance

Agrium can debate our peer group, but Agrium even underperformed the peer group that it created and publicly presented.

5 Years Prior To JANA (6/1/07 – 6/1/12)


98%
94%
142%
AGU (NYSE)
AGU (TSX)
Agrium's Peer Composite

Build-up of Agrium's Revisionist Peer Composite (6/1/07 – 6/1/12)


109%
7%
5%
21%
142%
Nitrogen
Potash
Phosphate
Retail
Agrium's Peer Composite

Source: Capital IQ.
Note: Represents total shareholder returns assuming all dividends reinvested. Wholesale peers consist of CF, Potash Corp., Intrepid Potash and Mosaic. Retail peers consist of Watsco, WESCO, Tractor Supply, Grainger, Genuine Parts, MRC Global, Metals USA, Reliance Steel & Aluminum, Beacon Roofing Supply, Brenntag and Airgas. Weights based on Q2 2012 LTM EBITDA contribution from Agrium's Nitrogen, Potash, Phosphate and Retail businesses consistent with Agrium's October 2012 investor presentation. AAT/Other business allocated to Agrium's Nitrogen, Potash, and Phosphate businesses based on percent of EBITDA. Nitrogen represents CF's total return times the 42% Nitrogen EBITDA contribution. Potash represents the average of the total return for Potash Corp. and Mosaic times the 17% Potash EBITDA contribution. Phosphate represents the average of the total return for Potash Corp. and Mosaic times the 11% Phosphate EBITDA contribution. Retail represents the average of the total return for Watsco, WESCO, Tractor Supply, Grainger, Genuine Parts, Reliance Steel & Aluminum, Beacon Roofing Supply and Airgas times the 31% Retail EBITDA contribution. Analysis excludes Intrepid Potash, MRC Global, Metals USA and Brenntag given that all companies became public post 6/1/2007.

25

II. Agrium's Underperformance
B. Underperformance Against Peers Selected By Agrium

Detailed Build-up Of Agrium's Revisionist Peer Composite

Build-up of Agrium's Revisionist Peer Composite (6/1/07 – 6/1/12)

		Nitrogen	Potash	Phosphate		Retail
1 Weighting Based On EBITDA Contribution At 2Q12:	Wholesale Peers	42%	17%	11%	Retail Peers	31%
	CF	259%	--	--	Watsco	38%
	Potash Corp	--	58%	58%	WESCO	(15%)
	Mosaic	--	30%	30%	Tractor Supply	235%
	Intrepid *(Not Yet Public)*	NA	NA	NA	Grainger	132%
					Genuine Parts	45%
					Reliance	(22%)
					Beacon	30%
					Airgas	111%
					MRC *(Not Yet Public)*	NA
					Metals USA *(Not Yet Public)*	NA
					Brenntag *(Not Yet Public)*	NA
× 2 Segment Peer Average Return:		259%	44%	44%		69%
= 3 Segment Contribution:		109%	7%	5%		21%

Source: Capital IQ.
Note: Represents total shareholder returns assuming all dividends reinvested. Wholesale peers consist of CF, Potash Corp., Intrepid Potash and Mosaic. Retail peers consist of Watsco, WESCO, Tractor Supply, Grainger, Genuine Parts, MRC Global, Metals USA, Reliance Steel & Aluminum, Beacon Roofing Supply, Brenntag and Airgas. Weights based on Q2 2012 LTM EBITDA contribution from Agrium's Nitrogen, Potash, Phosphate and Retail businesses consistent with Agrium's October 2012 investor presentation. AAT/Other business allocated to Agrium's Nitrogen, Potash, and Phosphate businesses based on percent of EBITDA. Nitrogen represents CF's total return times the 42% Nitrogen EBITDA contribution. Potash represents the average of the total return for Potash Corp. and Mosaic times the 17% Potash EBITDA contribution. Phosphate represents the average of the total return for Potash Corp. and Mosaic times the 11% Phosphate EBITDA contribution. Retail represents the average of the total return for Watsco, WESCO, Tractor Supply, Grainger, Genuine Parts, Reliance Steel & Aluminum, Beacon Roofing Supply and Airgas times the 31% Retail EBITDA contribution. Analysis excludes Intrepid Potash, MRC Global, Metals USA and Brenntag given that all companies became public post 6/1/2007.

26

II. Agrium's Underperformance
B. Underperformance Against Peers Selected By Agrium

Agrium's Underperformance: 5 Year Comparison

Agrium underperformed peers regardless of the period prior to JANA's involvement.

JANA's Peer Composite(1): 5 Years Prior To JANA (6/1/07 – 6/1/12)


98%
94%
160%
AGU (NYSE)
AGU (TSX)
JANA's Peer Composite

Agrium's Peer Composite(2): 5 Years Prior To JANA (6/1/07 – 6/1/12)


98%
94%
142%
AGU (NYSE)
AGU (TSX)
Agrium's Peer Composite

Source: Capital IQ.
Note: Represents total shareholder returns assuming all dividends reinvested.

(1) Wholesale peers consist of CF, Potash Corp. and Mosaic. Retail peers consist of Watsco, WESCO, Tractor Supply, Grainger and Genuine Parts. Weights based on EBITDA contribution at start date from Agrium's Nitrogen, Potash, Phosphate, Retail and AAT/Other businesses. Nitrogen represents CF's total return times the Nitrogen EBITDA contribution. Potash represents the average of the total return for Potash Corp. and Mosaic times the Potash EBITDA contribution. Phosphate represents the average of the total return for Potash Corp. and Mosaic times the Phosphate EBITDA contribution. Retail represents the average of the total return for Watsco, WESCO, Tractor Supply, Grainger and Genuine Parts times the Retail EBITDA contribution. AAT/Other represents the average of the total return for CF, Potash Corp. and Mosaic times AAT/Other EBITDA contribution.

(2) Wholesale peers consist of CF, Potash Corp., Intrepid Potash and Mosaic. Retail peers consist of Watsco, WESCO, Tractor Supply, Grainger, Genuine Parts, MRC Global, Metals USA, Reliance Steel & Aluminum, Beacon Roofing Supply, Brenntag and Airgas. Weights based on Q2 2012 LTM EBITDA contribution from Agrium's Nitrogen, Potash, Phosphate and Retail businesses consistent with Agrium's October 2012 investor presentation. AAT/Other business allocated to Agrium's Nitrogen, Potash, and Phosphate businesses based on percent of EBITDA. Nitrogen represents CF's total return times the 42% Nitrogen EBITDA contribution. Potash represents the average of the total return for Potash Corp., Mosaic and Intrepid Potash times the 17% Potash EBITDA contribution. Phosphate represents the average of the total return for Potash Corp., Mosaic and Intrepid Potash times the 11% Phosphate EBITDA contribution. Retail represents the average of the total return for Watsco, WESCO, Tractor Supply, Grainger, Genuine Parts, Reliance Steel & Aluminum, Beacon Roofing Supply and Airgas times the 31% Retail EBITDA contribution. Analysis excludes Intrepid Potash, MRC Global, Metals USA and Brenntag given that all companies became public post 6/1/2007.

27

II. Agrium's Underperformance
B. Underperformance Against Peers Selected By Agrium

Agrium's Underperformance: 3 Year Comparison

Agrium underperformed peers regardless of the period prior to JANA's involvement.

**JANA's Peer Composite[1]:
3 Years Prior To JANA (6/1/09 – 6/1/12)**


53%
46%
75%
AGU (NYSE)
AGU (TSX)
JANA's Peer Composite

**Agrium's Peer Composite[2]:
3 Years Prior To JANA (6/1/09 – 6/1/12)**


53%
46%
74%
AGU (NYSE)
AGU (TSX)
Agrium's Peer Composite

Source: Capital IQ.
Note: Represents total shareholder returns assuming all dividends reinvested.
(1) Wholesale peers consist of CF, Potash Corp. and Mosaic. Retail peers consist of Watsco, WESCO, Tractor Supply, Grainger and Genuine Parts. Weights based on EBITDA contribution at start date from Agrium's Nitrogen, Potash, Phosphate, Retail and AAT/Other businesses. Nitrogen represents CF's total return times the Nitrogen EBITDA contribution. Potash represents the average of the total return for Potash Corp. and Mosaic times the Potash EBITDA contribution. Phosphate represents the average of the total return for Potash Corp. and Mosaic times the Phosphate EBITDA contribution. Retail represents the average of the total return for Watsco, WESCO, Tractor Supply, Grainger and Genuine Parts times the Retail EBITDA contribution. AAT/Other represents the average of the total return for CF, Potash Corp. and Mosaic times AAT/Other EBITDA contribution.
(2) Wholesale peers consist of CF, Potash Corp., Intrepid Potash and Mosaic. Retail peers consist of Watsco, WESCO, Tractor Supply, Grainger, Genuine Parts, MRC Global, Metals USA, Reliance Steel & Aluminum, Beacon Roofing Supply, Brenntag and Airgas. Weights based on Q2 2012 LTM EBITDA contribution from Agrium's Nitrogen, Potash, Phosphate and Retail businesses consistent with Agrium's October 2012 investor presentation. AAT/Other business allocated to Agrium's Nitrogen, Potash, and Phosphate businesses based on percent of EBITDA. Nitrogen represents CF's total return times the 42% Nitrogen EBITDA contribution. Potash represents the average of the total return for Potash Corp., Mosaic and Intrepid Potash times the 17% Potash EBITDA contribution. Phosphate represents the average of the total return for Potash Corp., Mosaic and Intrepid Potash times the 11% Phosphate EBITDA contribution. Retail represents the average of the total return for Watsco, WESCO, Tractor Supply, Grainger, Genuine Parts, Reliance Steel & Aluminum, Beacon Roofing Supply and Airgas times the 31% Retail EBITDA contribution. Analysis excludes MRC Global, Metals USA and Brenntag given that all companies became public post 6/1/2009.

28

II. Agrium's Underperformance
B. Underperformance Against Peers Selected By Agrium

Agrium's Underperformance: 1 Year Comparison

Agrium underperformed peers regardless of the period prior to JANA's involvement.


JANA's Peer Composite(1):
1 Year Prior To JANA (6/1/11 – 6/1/12)
(11%)
(5%)
(1%)
AGU (NYSE)
AGU (TSX)
JANA's Peer Composite


Agrium's Peer Composite(2):
1 Year Prior To JANA (6/1/11 – 6/1/12)
(11%)
(5%)
(0%)
AGU (NYSE)
AGU (TSX)
Agrium's Peer Composite

Source: Capital IQ.
Note: Represents total shareholder returns assuming all dividends reinvested.

(1) Wholesale peers consist of CF, Potash Corp. and Mosaic. Retail peers consist of Watsco, WESCO, Tractor Supply, Grainger and Genuine Parts. Weights based on EBITDA contribution at start date from Agrium's Nitrogen, Potash, Phosphate, Retail and AAT/Other businesses. Nitrogen represents CF's total return times the Nitrogen EBITDA contribution. Potash represents the average of the total return for Potash Corp. and Mosaic times the Potash EBITDA contribution. Phosphate represents the average of the total return for Potash Corp. and Mosaic times the Phosphate EBITDA contribution. Retail represents the average of the total return for Watsco, WESCO, Tractor Supply, Grainger and Genuine Parts times the Retail EBITDA contribution. AAT/Other represents the average of the total return for CF, Potash Corp. and Mosaic times AAT/Other EBITDA contribution.

(2) Wholesale peers consist of CF, Potash Corp., Intrepid Potash and Mosaic. Retail peers consist of Watsco, WESCO, Tractor Supply, Grainger, Genuine Parts, MRC Global, Metals USA, Reliance Steel & Aluminum, Beacon Roofing Supply, Brenntag and Airgas. Weights based on Q2 2012 LTM EBITDA contribution from Agrium's Nitrogen, Potash, Phosphate and Retail businesses consistent with Agrium's October 2012 investor presentation. AAT/Other business allocated to Agrium's Nitrogen, Potash, and Phosphate businesses based on percent of EBITDA. Nitrogen represents CF's total return times the 42% Nitrogen EBITDA contribution. Potash represents the average of the total return for Potash Corp., Mosaic and Intrepid Potash times the 17% Potash EBITDA contribution. Phosphate represents the average of the total return for Potash Corp., Mosaic and Intrepid Potash times the 11% Phosphate EBITDA contribution. Retail represents the average of the total return for Watsco, WESCO, Tractor Supply, Grainger, Genuine Parts, Reliance Steel & Aluminum, Beacon Roofing Supply and Airgas times the 31% Retail EBITDA contribution. Analysis excludes MRC Global given that it became public post 6/1/2011.

29

C. Failure To Deliver Full Value Of Shale Gas Tailwind

The North American shale gas revolution dramatically reduced U.S. and Canadian natural gas prices, significantly improving the profitability of Agrium’s largest business, Nitrogen However, Agrium underperformed this tailwind alone Natural gas accounts for ~80% of the product cost of Nitrogen fertilizers

Agrium Has Been Among The Most Significant Beneficiaries Of The North American Shale Gas Revolution Source: Bloomberg. Agrium’s Nitrogen business has benefited from the North American shale gas revolution, which dramatically improved its structural cost position in Nitrogen. North American Shale Gas Revolution II. Agrium’s Underperformance C. Failure To Deliver Full Value Of Shale Gas Boom “And I think it's fair to say we think there's a pretty significant sea change in how you should be looking at our cost position on Nitrogen... it's moved us from a fourth quartile cost position years ago to a very, very competitive first quartile position. And we have a lot of Nitrogen.” – Agrium 2011 Investor Day Natural Gas Price ($ / MMBTU) $0 $3 $6 $9 $12 $15 Mar-05 Mar-06 Mar-07 Mar-08 Mar-09 Mar-10 Mar-11 Mar-12 Mar-13 U.S. Natural Gas (Henry Hub) Canada Natural Gas (AECO Hub) 32

II. Agrium's Underperformance
C. Failure To Deliver Full Value Of Shale Gas Boom

Agrium Underperformed The Benefit Of Shale Gas Alone

Agrium has repeatedly pointed to its absolute stock price performance in defense of its strategy and operations, but in reality it has failed to fully realize the value of the North American shale gas boom alone.

5-Year Returns (6/1/07 – 6/1/12)


259%
Agrium underperformed the ~120% return implied by its exposure to *Nitrogen alone*(1)
98%
94%
CF
AGU (NYSE)
AGU (TSX)

- CF Industries is the only publicly traded North American Nitrogen producer with similar assets to Agrium and similar positive exposure to the shale gas revolution
- **Agrium underperformed**: Agrium would have delivered a ~120% total return if its Nitrogen business, which contributed 46% of Agrium's EBITDA at the time, had delivered the same 259% return as CF for the 5 year period

Note: Represents total return assuming dividends re-invested.
(1) 46% direct contribution of Nitrogen at start of period.

33

D. Agrium’s Attempts To Mask Its Underperformance

CF is the only appropriate public comparable for Agrium’s largest business (Nitrogen) Agrium attempts to de-emphasize CF when measuring its own performance

1. Manipulative depiction of performance data Agrium’s Attempts To De-emphasize Comparison With CF 2. Including a highly inappropriate new comparable for Nitrogen Yara – a European Nitrogen producer – was on the losing side of the shale gas boom that revolutionized North American Nitrogen production and has been a significant tailwind for both CF and Agrium Agrium’s Representation Of Performance Performance Upon Closer Examination Source: Bloomberg, Capital IQ. Natural Gas Price ($ / MMBTU) II. Agrium’s Underperformance D. Agrium’s Attempts To Mask Its Underperformance Proxy for Yara’s gas cost Proxy for CF’s & Agrium’s gas cost Agrium’s 3/4/13 Investor Presentation, Page 5 1,572% 467% 381% CF AGU (NYSE) AGU (TSX) $0 $5 $10 $15 $20 2005 2006 2007 2008 2009 2010 2011 2012 2013 Proxy For North American Gas (Henry Hub) Proxy For Europe Gas (U.K. NBP) 36

Agrium employs a non-standard ~7.25 year measurement period to claim strong absolute performance Upon examination, Agrium’s chosen measurement period is highly engineered and inappropriate for performance comparison

Agrium’s Highly Engineered Measurement Period Disingenuous Start Date: 11/8/05 Disingenuously justified by pointing to Royster-Clark acquisition Agrium claims its $0.4bn Royster-Clark acquisition was the beginning of its Retail strategy, but it is dwarfed by Agrium’s truly transformative Retail acquisition – UAP, for $2.7bn in 2008 – which it funded in part with new equity Agrium misrepresents its Royster-Clark acquisition date. Agrium launched a hostile tender on 11/8/05, but holders did not tender until February 2006 (after Agrium extended the tender 5 times and raised the price twice, by ~20%) By opportunistically anchoring to 11/8/05, Agrium tries to take credit for the rebound in its share price following the temporary ‘shock’ in natural gas prices after Hurricane Katrina Nitrogen producers impacted as gas prices hit record highs Both Agrium and CF shares were impacted and recovered by February 1: CF up 24% and AGU up 21% from 11/8/05 Disingenuous End Date: 2/13/13 Includes more than 8 months of benefits from JANA’s engagement and its positive impact on Agrium’s stock End date within ~2% of Agrium’s all-time high and not updated for subsequent 8% share price decline before proxy was filed Agrium uses a highly engineered measurement period to claim strong absolute returns. Appropriate adjustments reduce Agrium’s claimed returns by more than 50%. What Does This Mean For Returns? Adjusting Disingenuous Start Date Adjusting Disingenuous End Date II. Agrium’s Underperformance D. Agrium’s Attempts To Mask Its Underperformance 11/8/05 – 2/13/13 2/1/06 – 2/13/13 2/1/06 – 6/1/12 2/1/06: Date Royster-Clark board recommends holders tender shares following Agrium’s 2nd offer price increase; Agrium announces 99% share support 8 days later 6/1/12: JANA engagement with Agrium begins 467% 381% 369% 312% 213% 186% AGU (NYSE) AGU (TSX) AGU (NYSE) AGU (TSX) AGU (NYSE) AGU (TSX) 38

Even over its own highly engineered measurement period, Agrium has still meaningfully underperformed its own revisionist peer composite

Even with its own highly engineered measurement period, Agrium significantly underperformed its own revisionist peer composite. 11/8/05 – 2/13/13 Agrium Even Underperformed Over Its Own Highly Engineered Measurement Period Source: Capital IQ. Note: Represents total shareholder returns assuming all dividends reinvested. (1) Wholesale peers consist of CF, Potash Corp., Intrepid Potash and Mosaic. Retail peers consist of Watsco, WESCO, Tractor Supply, Grainger, Genuine Parts, MRC Global, Metals USA, Reliance Steel & Aluminum, Beacon Roofing Supply, Brenntag and Airgas. Weights based on Q2 2012 LTM EBITDA contribution from Agrium’s Nitrogen, Potash, Phosphate and Retail businesses consistent with Agrium’s October 2012 investor presentation. AAT/Other business allocated to Agrium’s Nitrogen, Potash, and Phosphate businesses based on percent of EBITDA. Nitrogen represents CF’s total return times the 42% Nitrogen EBITDA contribution. Potash represents the average of the total return for Potash Corp., Mosaic and Intrepid Potash times the 17% Potash EBITDA contribution. Phosphate represents the average of the total return for Potash Corp., Mosaic and Intrepid Potash times the 11% Phosphate EBITDA contribution. Retail represents the average of the total return for Watsco, WESCO, Tractor Supply, Grainger, Genuine Parts, Reliance Steel & Aluminum, Beacon Roofing Supply and Airgas times the 31% Retail EBITDA contribution. Analysis excludes Intrepid Potash, MRC Global, Metals USA and Brenntag given that all companies became public post 11/8/2005. (1) II. Agrium’s Underperformance D. Agrium’s Attempts To Mask Its Underperformance 467% 381% 817% AGU (NYSE) AGU (TSX) Agrium’s Peer Composite 40

E. Agrium’s Failed Growth Strategy

Agrium has touted the “success” of its growth strategy However, Agrium’s strategy has destroyed value, failing to achieve Agrium’s own stated minimum return hurdle

Agrium’s Retail Growth Strategy Has Failed To Create Value (1) Commentary by Agrium’s COO at 2013 CIBC Whistler conference: “Before we went through the Royster-Clark and the UAP acquisition, which were game-changers for us, the return on capital was in the mid-teens and actually upper-teens”. “[W]e have no evidence that a $4bn acquisition spree did anything but cut capital returns in half.” – Credit Agricole / CLSA, 3/1/13 Agrium Retail Return On Capital Retail growth strategy has resulted in a significant decline in return on capital Agrium’s Minimum Return Hurdle: 9% < 8% “Our hurdle rate is 9%, and what will happen is that’ll be a minimum hurdle rate... When I look back at the last five years and that projects that we’ve conducted, whether they’re build or buy, one thing is sure that we have delivered IRRs above the hurdle rate.” – Agrium COO Charles Magro, Agrium 2012 Investor Day II. Agrium’s Underperformance E. Agrium’s Failed Growth Strategy 9% 8% Pre-2006 2012 Pre Corp. Costs 2012 Inc. Corporate Cost Return on Incremental Capital “Mid-Upper Teens”(1) 43

II. Agrium's Underperformance
E. Agrium's Failed Growth Strategy

Retail's Return On Capital Significantly Underperforms Peers

Agrium Retail has dramatically underperformed peers in generating returns on capital.


CY2012 Return On Capital
28%
20%
16%
12%
7%
< 8%
8%
9%
"Mid to Upper Teens"
15%
Tractor Supply
Grainger
Genuine Parts
Watsco
WESCO
Return on Incremental Capital
Agrium Retail Inc. Corp. Costs
Agrium Retail Pre Corp. Costs
Agrium Pre 2006 (1)
UAP FY08
Agrium's Original Comparables For Retail

Source: Capital IQ, Company Reports.
Note: Agrium's definition of return on capital: LTM EBIT less income taxes at effective rate divided by rolling four quarter average capital employed. Capital employed includes operating capital employed, intangibles and goodwill. Operating capital employed includes non-cash working capital, PPE, investments in associates and other assets.
(1) Commentary by Agrium's COO at 2013 CIBC Whistler conference: "Before we went through the Royster-Clark and the UAP acquisition, which were game-changers for us, the return on capital was in the mid-teens and actually upper-teens".

44

II. Agrium's Underperformance
E. Agrium's Failed Growth Strategy

Wholesale Growth Investments Have Also Destroyed Value

AAT	▶ Although Agrium has invested over $400 million in AAT acquisitions and capacity additions since 2006, the segment today only earns ~$15 million of EBIT (before corporate costs), a return on capital of less than 3%
Kenai (Alaska)	▶ $235 million write-down only three years following purchase of assets from Unocal for ~$0.3 billion
Hanfeng (China)	▶ $61 million write-down in 2011 as Agrium determines that "Hanfeng is not integral to our strategic growth plans in China and accordingly, we have recorded an impairment"
EAgrium / MOPCO (Egypt)	▶ Took $45 million write-down in 2008 on its interest in the venture after construction was halted by Egyptian government following local opposition ▶ Facility expansion project indefinitely closed in 2011 and remains offline today

Source: Company Reports.

45

III. Root Causes Of Underperformance: The 5 C’s Root Cause #1: Cost Management Root Cause #3: Capital Allocation Root Cause #2: Controls Root Cause #4: Conglomerate Structure Root Cause #5: Corporate Governance

Root Cause #1: Cost Management

III. Root Causes Of Underperformance
Root Cause #1: Cost Management

Unrestrained Growth In Corporate Costs

The magnitude and growth of Agrium's corporate costs reveals a significant opportunity to reduce costs.


Unallocated Corporate Costs(1)
$40 million Hidden Retail Costs
$162
$142
$122
$107
16% Growth In Year
14% CAGR
$64
2007
2011
2011
2012
Canadian GAAP
IFRS

- Board has failed to check growth in corporate costs
  - Agrium has actually *touted* its 14% annual growth in corporate costs because it is below rates of growth in EBITDA (32%) and total assets (23%), even though these were driven by M&A / commodity prices and matched by growth in segment-level G&A
- Inclusion of hidden Retail costs (related to its Australian business, Landmark) – which Agrium never disclosed until pressed by JANA on cost management – obfuscates performance
  - Suggests Agrium uses corporate as a "cookie jar" for costs

"Agrium's management should engage with serious consideration many of the issues JANA and its proposed Directors bring up on costs" – *Barclays, 12/13/12*

(1) Excludes stock compensation expense.

48

III. Root Causes Of Underperformance
Root Cause #1: Cost Management

Retail's Footprint Is A Prime Example Of Poor Cost Management

Agrium's Retail footprint is highly duplicative, violating the company's own stated guidelines for branch effectiveness.

- Agrium's Retail distribution business is not a 'walk-in' traditional retailer, but is a remote order business where customers have a salesperson as their primary point of contact and rarely visit a Retail location
  - Retail locations effectively serve as distribution centers
- Agrium has for years publicly stated that a Retail location typically services customers within ~25-40 miles[(1)], and cited a 50 mile radius for the US corn belt at its 2012 Investor Day
- However, Agrium's 700+ continental US locations[(2)] show significant overlap at distances well within the functional radius that Agrium has cited

Overlap: 25 Mile Radius


Farm Centers & Satellites
73%
27%
Farm Centers Only
63%
37%

Memo: ~30 driving miles

Overlap: 20 Mile Radius


Farm Centers & Satellites
63%
37%
Farm Centers Only
52%
48%
Overlap with another location within radius
No overlap within radius

Memo: ~24 driving miles

(1) As described in Agrium's 2007 Annual Report (page 22) and by a branch manager in this Agrium video: http://www.agrium.com/stories/1834.jsp (at 5:58).
(2) Farm center and satellite locations. See page 51 for more detailed description of footprint analysis.

49

Retail Footprint: Overlap Within A 20 Mile Radius (~24 Driving Miles) Overlap within 20 miles of another location No overlap within 20 miles Note: Analysis based on Retail locations in continental U.S. listed on Agrium’s website (http://www.cpsagu.com/map/Default.aspx) as of Jan 17, 2013. Locations include only farm centers & satellites and for conservatism exclude regional & divisional offices, distribution centers, terminals, and plants which otherwise would have further increased the number of overlapping locations. Proximity based on geodesic distance, which on average represents ~85% of actual driving distance. 63% of Retail’s US locations are within 20 miles of another location. Retail’s Footprint Is A Prime Example Of Poor Cost Management (Cont’d) III. Root Causes Of Underperformance Root Cause #1: Cost Management 50

III. Root Causes Of Underperformance
Root Cause #1: Cost Management

Agrium Can Not Defend Its Highly Duplicative Footprint

Agrium has no credible explanation for its highly duplicative footprint.

Agrium Explanation	Facts
x Farmers care about proximity to farm center and will switch suppliers if duplicative locations are consolidated	✓ Farmers select retailers based on their sales relationship, product cost and service / fill rate, not proximity to a farm center location. Customers order over the phone / through sales representatives, not at the farm center
x "High Touch" and "Low Touch" customers can not receive delivery from / be serviced from the same physical farm center location	✓ "High Touch" vs. "Low Touch" is a *customer / salesforce* issue, not a *farm center location* issue

Q: What are your key reasons for selecting your ag retailer?[1]


Fill Rates / Other
26%
Sales Relationship/Service
27%
Proximity To Retail Location
6%
Product Price
41%
Not a key decision factor

- Customer is agnostic, as *the farmer does not go to a farm center* for product – Agrium Retail delivers product directly to the farm
- Salesforce sells *at the farm* and is indifferent regarding back end logistics network as long as cost / service level is maintained


Overlapping Locations
Optimized Location
High Touch
Low Touch
All Touch
Farm Center
High Touch Sales
Low Touch Sales

(1) Results of survey conducted by a leading independent global consulting firm. Results from a representative population of more than 100 U.S. farmers across geographic regions.

51

Agrium’s Footprint Has Many Negative Impacts On Performance Redundant footprint is a significant element of cost management problems (as well as CapEx and working capital issues) and has contributed to Retail’s failure to generate operating leverage Duplicative locations have resulted in redundant direct costs (headcount, facilities, maintenance, insurance) and increased organizational costs (district and regional management layers with ~50 office locations) Redundant locations have resulted in excess capital deployment: Duplicative safety-stock inventory to support overlapping locations, while fewer branches would allow for better demand management with lower aggregate inventory Duplicative CapEx for equipment / maintenance at multiple locations Management compensation incentives and performance targets that are linked to EBITDA dollars – with no reference to return on capital – prioritize pursuit of growth at any price and disincent focus on high-return margin improvement initiatives like footprint optimization The persistence of Retail’s footprint overlap – which Agrium has previously acknowledged – illustrates the need to add distribution experience to the board to prioritize key initiatives, improve performance and unlock value “We don’t need the number of facilities we have out there we need to have fewer facilities” – Agrium Retail President, Agrium 2012 Investor Day III. Root Causes Of Underperformance Root Cause #1: Cost Management 52

Result: Declining Margins And Failure To Generate Operating Leverage Margin Decline Despite Growth In Scale Retail Margin (EBIT / Gross Profit) “Significant opportunities remain to grow organic revenues and improve operating leverage. There remains an opportunity for the retail segment (70% of revenues) to improve margins by 200bps [JANA note: represents ~$230 million EBIT] or more based on 1) reducing costs, 2) fixed asset optimization/rationalization, 3) improvements in the Australian business, and 4) an increase in private label crop protection sales.” – Credit Suisse, 3/1/13 III. Root Causes Of Underperformance Root Cause #1: Cost Management 53 37% 31% ’07 Pro Forma AGU / UAP post synergies 2012

What Agrium Shows Investors: Retail EBITDA / Revenue Margins (%) Agrium defends its performance by comparing Retail EBITDA / Revenue margins against previously public companies. Agrium Defends Its Performance By Citing Misleading Metrics III. Root Causes Of Underperformance Root Cause #1: Cost Management Comparison shown at Agrium’s Analyst Day, January 28, 2013 6% 6% 5% 6% 5% 6% 5% 6% 9% 9% 9% 9% 6% 8% 10% 5% 8% 9% 9% 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Royster-Clark UAP AGU North America Retail 54

Agrium Defends Its Performance By Citing Misleading Metrics (Cont’d) “Operating expense as a percent of Gross Profit is the appropriate benchmark for distribution companies” Source: Agrium October “Roadshow” Presentation. PowerPoint version of the presentation – which included the “Notes” section highlighted above – was emailed to analysts by Investor Relations on October 5, 2012. However, Agrium has acknowledged that Retail’s margins should be measured relative to Gross Profit, not Revenue. III. Root Causes Of Underperformance Root Cause #1: Cost Management 55

What Agrium Hides From Investors: EBIT / Gross Profit Margins (%) Comparison of Retail’s performance based on true margins – EBIT / Gross Profit – tells the real story: Agrium has not delivered on margins despite “synergistic” M&A, significant growth in scale and an improved ag environment. Agrium Defends Its Performance By Citing Misleading Metrics (Cont’d) III. Root Causes Of Underperformance Root Cause #1: Cost Management (1) Note: As a standalone public distribution company, UAP’s margins reflect full burden of corporate costs. UAP including accounting adjustment represents estimated change to bring UAP accounting into alignment with Agrium’s. Impact of change conservatively estimated at $80mm in 2007. 37% 37% 38% 32% 31% 33% 28% 19% 26% 31% 37% 2005 2006 2007 2012 UAP UAP Inc. Acct. Adj.(1) AGU Retail Pre-Corp. 2007 Agrium / UAP Post Synergies 56

Why Would Agrium Want To Show Performance Comparisons Based On EBITDA / Revenue Margins? UAP’s wholesale business UAP had a large wholesale (two step) distribution business UAP leveraged its scale and buying power to procure products for sale to smaller retailers This was extremely attractive, because UAP captured a spread on the volume, and earning that spread required very little additional time or resources from UAP However, it was lower Gross Profit / Revenue margin than traditional ag retail distribution While wholesale was a high EBIT / Gross Profit margin and high ROIC business, its lower Gross Profit / Revenue profile weighed down UAP’s overall EBIT / Revenue margins Growth in Retail CapEx CapEx / Gross Profit was historically ~4-6% for Agrium Retail and for UAP on a reported basis (less than 4% on an adjusted basis)(1) CapEx began to grow significantly post UAP, increasing to 10% of Gross Profit in 2010 Agrium suspended Retail CapEx disclosure in 2011 By showing margins based on EBITDA rather than EBIT, Agrium does not ‘charge’ itself for the cost of increased capital deployed in Retail, even though that capital supports the generation of additional Revenue and Gross Profit III. Root Causes Of Underperformance Root Cause #1: Cost Management For UAP, CapEx/ Gross Profit on an adjusted basis includes an adjustment to bring UAP accounting into alignment with Agrium’s. Impact of change conservatively estimated at $80mm in 2007. See page 57 for additional detail. 57

Root Cause #2: Controls

Retail Lacks Proper Disclosure, Targets And Incentives Prior to JANA’s engagement, Agrium provided worst-in-class Retail disclosure that actually worsened as Agrium spent $4bn+ to acquire scale in Retail Eliminated disclosure of key Retail metrics (working capital and CapEx) No disclosure of organic performance Agrium has anchored investors to only one public performance target for Retail: dollars of EBITDA Management incented by an EBITDA dollar target Return on capital and margin performance entirely absent from Retail management incentives III. Root Causes Of Underperformance Root Cause #2: Controls “Agrium's Board has, in our view, done little to ensure that shareowners in the company have the information they need to make informed decisions.” – Credit Agricole / CLSA, 11/5/12 59 Poor Disclosure Inappropriate Performance Targets Misaligned Incentives

III. Root Causes Of Underperformance
Root Cause #2: Controls

Misaligned Incentives For Retail Help Explain Underperformance

Inappropriate prioritization of EBITDA dollar growth and absence of standard return targets has resulted in mis-alignment of incentives and poor return on capital.

Retail President's Personal Objectives[1]

Performance Goals

1. Continue to build Shareholder value across the value chain by meeting or exceeding EBITDA targets in 2011

→ **Incents management to hit dollar EBITDA targets at any cost**

2. Continue to build Shareholder value across the value chain by:
   - Reducing working capital invested in Retail as a percentage of revenues; and
   - Evaluating and progressing potential acquisitions and growth initiatives

→ **Incents pursuit of M&A opportunities regardless of returns / outcome**

3. Implement the organization plan for the Landmark business to capture target level synergies from the AWB acquisition
4. Drive for continuous improvement in environmental, health and safety across all business units

"JANA's idea of including ROC and margin metrics to Retail compensation targets is worthy of serious consideration, in our view." – *Bank of America, 1/29/13*

(1) Agrium's 2012 proxy circular, page 64.

60

Agrium’s Performance Illustrates The Power Of Proper Incentives Where Agrium does directly and regularly incentivize Retail management – Retail EH&S – it shows strong performance and continuous improvement. Where it does not – Retail return on capital – results have been poor and declining. Retail EH&S (Environmental Health & Safety) Retail Return On Capital Source: Capital IQ, Company Reports. Note: Agrium’s definition of return on capital: LTM EBIT less income taxes at effective rate divided by rolling four quarter average capital employed. Capital employed includes operating capital employed, intangibles and goodwill. Operating capital employed includes non-cash working capital, PPE, investments in associates and other assets. (1) Commentary by Agrium’s COO at 2013 CIBC Whistler conference: “Before we went through the Royster-Clark and the UAP acquisition, which were game-changers for us, the return on capital was in the mid-teens and actually upper-teens”. < 8% Decline in Retail return on capital to levels below minimum return hurdle Continuous improvement in reducing workplace injuries TRI (Total Recordable Injuries) III. Root Causes Of Underperformance Root Cause #2: Controls Retail President Performance Targets: Regularly Incentivized Retail President Performance Targets: Not Incentivized 9% 8% Agrium Pre Royster & UAP Acquisition Agrium Retail Pre Corp. Costs Agrium Retail Inc. Corp. Costs Return on Incremental Capital “Mid - Upper Teens” (1) 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Agrium Retail Royster ADM UAP Miles ASP Canada AWB 61

Root Cause #3: Capital Allocation

Agrium has allocated capital poorly Acquisitions and investments Buybacks / dividends vs. M&A Retail working capital

III. Root Causes Of Underperformance
Root Cause #3: Capital Allocation

Agrium's Capital Allocation Before & After JANA

Prior to JANA's involvement, Agrium prioritized growth and M&A at the expense of returning capital to shareholders. Continued room for improvement remains.

Capital Allocation: 5 Years Pre-JANA


$4bn+
$0.2bn
Cumulative M&A Capital
Cumulative Dividends & Buybacks

Total Buybacks & Dividends


$0.2bn
$1bn+
5 Years Pre-JANA
Since JANA

Comparable Dividend Payout Ratio: Agrium vs. Retail & Wholesale Peers


68%
49%
37%
27%
22%
20%
18%
6%
0%
Watsco (1)
Genuine Parts
Potash Corp.
Grainger
Mosaic
Agrium
Tractor Supply
CF
WESCO

Note: Dividend payout ratio reflects current annualized dividend per share / consensus NTM earnings per share as of March 6, 2013, except where noted. Earnings per share data per CapitalIQ.
(1) Reflects Watsco's 2012 actual dividend of $2.48 per share. Given uncertainties regarding potential changes to U.S. federal tax policy, in 2012 Watsco paid a one-time special dividend of $5.00 per share, pulling forward ~2 years of future dividend payments. Given the pull forward, Watsco reduced its Q1 2013 quarterly dividend to $0.25 per share (from $0.62 in 2012).

64

III. Root Causes Of Underperformance
Root Cause #3: Capital Allocation

Failed Landmark Acquisition Reflects Lack Of Appropriate Oversight

Failed large Retail acquisition – Landmark (~$0.9bn) – illustrates that inadequate board oversight and a lack of distribution experience can lead to value destructive M&A.

- Incentives to pursue M&A and grow EBITDA – rather than drive strong returns on capital – result in strategically-unsound acquisitions like Landmark, which was conducted with *only 3 days of due diligence*
- Landmark did not satisfy the key criteria for a distribution acquisition in a new geography (where traditional synergies are limited), resulting in poor return on capital and failure to achieve stated targets
  - x Criteria #1 – Price Paid: 15x EBITDA with risk of divesting sizeable unwanted grain handling assets
  - x Criteria #2 – End Market Exposure: Australian retail is a mature, low growth market
  - x Criteria #3 – Customer / Supplier Overlap: No customer overlap and limited supplier overlap with core North American business
  - x Criteria #4 – Ability To Improve Business: Only ~34% of profit from businesses Agrium knows

Retail GP Mix pre Landmark(1)


Other
13%
Seed
11%
Fertilizer
35%
Ag Chem
41%


Limited
Overlap

Landmark GP Mix(1)


Fertilizer 9%
Ag Chem
25%
Livestock
21%
Animal
Health 9%
Insurance
7%
Real
Estate 6%
Fencing 5%
General
Merch. 3%
Wool 3%
Other
12%

(1) Retail represents 2010 GP mix. Indicative Landmark GP mix per AWB Landmark fairness opinion; available in AWB Scheme Booklet (10/7/10).

65

III. Root Causes Of Underperformance
Root Cause #3: Capital Allocation

Agrium's Dutch Tender Share Repurchase

Agrium's reckless execution of its Dutch tender – its first meaningful buyback in a decade, which came when the board faced criticism on capital allocation discipline – illustrates the board's willingness to sacrifice shareholder capital to avoid real change.

- Agrium's board either was not paying attention to results or elected to pursue the buyback knowing it had a negative quarterly announcement coming in only ~2 weeks
- By failing to pre-announce its quarter (which it had done before, as seen in Q3 2009) and extend its tender offer, Agrium missed the opportunity to repurchase a larger number of shares at a lower price
- Execution of the buyback under these circumstances illustrates the need for a more owner-orientated perspective on Agrium's board

Agrium Share Price (C$)


$108
$106
$104
$102
$100
$98
$96
$94
8/3/12
9/3/12
10/4/12
11/4/12
1
2
3
4

1. August 2, 2012: Agrium announced C$900 million Dutch tender repurchase, its first meaningful buyback in a decade, which was managed by Morgan Stanley
2. Ahead of the repurchase, Agrium did a global roadshow to promote its performance, strategy and new commitment to transparency, but failed to pre-announce its pending earnings miss
3. October 19, 2012: Agrium executed its C$900 million buyback at C$103 / share
4. November 7, 2012: Agrium announced earnings that significantly missed expectations, causing a 1 day drop in the stock of 11% to C$95

66

Agrium’s Retail Working Capital Reduction Opportunity However, Agrium’s New 2015 Targets Call For Lower Working Capital & Margin Growth “The level of working capital proposed by JANA would result in lower profits and would be value destructive” – Agrium 2013 Investor Day Presentation, slide 102 Agrium Originally Claimed JANA’s Call For Lower Working Capital Would Imperil Margins Agrium 2013 Investor Day Presentation While Agrium initially rejected JANA’s view that Retail working capital could be improved, its newly introduced performance targets evidence JANA’s view. III. Root Causes Of Underperformance Root Cause #3: Capital Allocation Addressing Retail’s footprint offers further opportunity to reduce working capital. 67

Root Cause #4: Conglomerate Structure

Agrium Historically Acknowledged Its Conglomerate Discount Agrium 2011 Investor Day Commentary Agrium 2011 Investor Day Slide Before JANA’s engagement, Agrium acknowledged its conglomerate discount and actively lobbied to reduce the discount. “The million dollar question is what’s this retail business worth? When UAP was trading, they were trading at about 9x. If you look at Tractor Supply, which is a very close model to us – they’re in prime centers, they are in the rural areas, they do some small equipment – they are trading at a multiple of 11x I believe we should be trading at 11x I’ll just keep hammering at you until we get [the multiple] up to what we feel is a reasonable number” - CEO Michael Wilson, Agrium 2011 Investor Day III. Root Causes Of Underperformance Root Cause #4: Conglomerate Structure 69

Agrium’s Conglomerate Discount Has Been Persistent Over Time Source: Capital IQ, Company reports. Represents weighted average NTM P/E multiple of peer group. Weighted average calculated as average of peers according to Agrium’s annual segment EBITDA composition (pre-corporate). CF used as comparable for Nitrogen segment; average of Mosaic and Potash Corp. used for Phosphate and Potash segments; average of CF, Mosaic and Potash Corp used for AAT and Resale / Other Wholesale; average of Tractor Supply, Watsco, Wesco, Grainger and Genuine Parts used for Retail. Retail peer group based on Agrium 2011 Investor Day categorization of Retail peer group. (1) “Agrium controls a valuable, scarce asset base that would be difficult to replicate, yet shares trade at a modest discount to fertilizer industry peers and a considerable discount to other large distributors. We judge this discount to be large enough to warrant accumulation of AGU shares.” - Bank of America, 1/29/2013 III. Root Causes Of Underperformance Root Cause #4: Conglomerate Structure 5.0x 10.0x 15.0x 20.0x Jun-2009 Jun-2010 Jun-2011 Jun-2012 Agrium Multiple Peer Composite Multiple (1) 70

Agrium Trades At A Sizeable Discount To Analyst Sum-Of-The-Parts Agrium’s analysts see potential to unlock ~$20 per share of sum-of-the-parts (“SOTP”) discount, representing ~20% of Agrium’s current share price. Note: Excludes analysts who perform a SOTP valuation but do not utilize in setting their target price. (1) Represents middle of SOTP valuation range ($116 – $134 / share). Analysts Who Use SOTP In Deriving Their Target Price For Agrium “We have believed that the attention brought to Agrium’s Retail business via JANA’s activism would be beneficial to shareholders – that additional disclosure into the operations and financial results of the business would either highlight underappreciated value or strengthen the case for structural change.” - Barclays, 1/30/2013 III. Root Causes Of Underperformance Root Cause #4: Conglomerate Structure SOTP SOTP At Report Date At Current Price (3/12/13) EBITDA Multiple Firm Date Value Price $ Discount % Discount Price $ Discount % Discount BMO Capital Markets (1) 3/11/13 $125.08 $107.21 $17.87 16.7% $104.79 $20.29 19.4% BGC 3/11/13 130.00 107.21 22.79 21.3% 104.79 25.21 24.1% BAML 2/25/13 124.00 100.73 23.27 23.1% 104.79 19.21 18.3% Barclays 2/25/13 121.00 100.73 20.27 20.1% 104.79 16.21 15.5% Citi 2/25/13 115.00 100.73 14.27 14.2% 104.79 10.21 9.7% Credit Agricole 2/25/13 115.00 100.73 14.27 14.2% 104.79 10.21 9.7% Dundee Securities 2/25/13 125.00 100.73 24.27 24.1% 104.79 20.21 19.3% Goldman Sachs 2/25/13 110.00 100.73 9.27 9.2% 104.79 5.21 5.0% Scotiabank 2/25/13 130.70 100.73 29.97 29.8% 104.79 25.91 24.7% Susquehanna 2/24/13 135.00 101.13 33.87 33.5% 104.79 30.21 28.8% UBS 2/22/13 120.00 101.13 18.87 18.7% 104.79 15.21 14.5% Mean $122.80 $101.98 $20.82 20.4% $104.79 $18.01 17.2% Median $124.00 $100.73 $20.27 20.1% $104.79 $19.21 18.3% 71

Agrium’s Retail Comparables “Switcheroo” The Retail Comparables Switcheroo evidences that Agrium never really evaluated its structure and instead used a rigged process to argue for the status quo. (1) “Shareholder, Agrium Spar Over Value Of Retail Arm”; Reuters; Rod Nickel and Euan Rocha; August 16, 2012. III. Root Causes Of Underperformance Root Cause #4: Conglomerate Structure When challenged by JANA to unlock Retail’s value, Agrium instead changed its long-standing valuation comparable set to talk down its value potential Agrium’s Original Comparables for Retail were clearly more appropriate Regularly cited by Agrium (e.g., 2011 Investor Day and 2011 ‘White Paper’ published for sell-side) Used by UAP in its 10-K to measure share price performance vs. peers (and UAP outperformed them) Valued in-line with UAP – at ~9x EBITDA – for the 2 years preceding sale to Agrium Agrium’s new lower multiple Midnight Comparables included newly public companies, micro caps with limited liquidity, controlled companies, and companies with dissimilar business mixes / cyclical exposures Prices paid for $4+ billion of M&A – including UAP at ~13x EBITDA and Landmark at ~15x – can only be justified by reference to Agrium’s Original Comparables Agrium’s switch to the Midnight Comparables means either: Agrium’s board sat idly by and allowed acquisitions at inflated valuations: Agrium commented to Reuters that the board “hadn’t really done that much work”(1) on valuing Retail before JANA Or, Agrium’s board never honestly evaluated its corporate structure with an eye to maximizing value, and instead sought to avoid a debate by deliberately talking down Retail’s value 72

III. Root Causes Of Underperformance
Root Cause #4: Conglomerate Structure

Agrium's Midnight Comparables Were Indefensible

"We fail to understand why the board has apparently chosen to disregard Agrium's own list of comparable companies in favor of a newer group that appears less appropriate, more spurious and more convenient."

- Bank of America, 1/29/13

Company	Size / Mult.(1)	Key Observations On Comparability
MRC Global Supplier of Choice	$2.3bn / 7.8x	× Had been a public company for less than 4 months when cited as a comp × Control shareholder owns 77% at the time × Poor liquidity, trading ~$7 million per day at the time × End markets exposed to energy CapEx cycles
METALS USA	$0.6bn / 6.5x	× Control shareholder owns 53% × Micro cap, with only ~$600 million market cap at the time cited as a comp × Poor liquidity, trading only ~$3 million per day at the time × End markets more cyclical, heavy service center component
Reliance Steel & Aluminum Co.	$3.8bn / 6.1x	× End market demand very cyclical and less attractive, with high exposure to non-residential construction × Provides manufacturing services that are capital intensive and less attractive than pure distribution
Beacon Roofing Supply	$1.2bn / 8.3x	× Small cap, with only $1.2 billion market cap when cited as a comp × Poor liquidity, trading ~$14 million per day at the time × End markets heavily exposed to construction cycles
BRENNTAG	$5.6bn / 8.0x	✓ Highly applicable business model comparable, 'breaking bulk' of products with cyclical, commodity exposure × However, an inapplicable valuation comparable, as listed in continental Europe, where valuations are typically lower than for comparable US companies
Airgas	$6.0bn / 8.4x	✓ Similar business model, size, liquidity, trading and index inclusion (S&P 500) characteristics

(1) Represents Market Capitalization and TEV / NTM EBITDA multiples as of August 2, 2012 (date Morgan Stanley and Agrium's board reviewed Retail valuation, per Agrium's August 20, 2012 investor update presentation). Data per CapitalIQ.

73

Agrium’s Valuation Contortions III. Root Causes Of Underperformance Root Cause #4: Conglomerate Structure (1) SOTP discount to report date share price for analysts who utilize SOTP in their primary valuation methodology. When pressed to unlock Retail’s value, Agrium first attempted to “close the valuation gap” by talking down Retail’s value by discarding long-held comps and introducing lower valued “Midnight” comps Then, Agrium attempted to talk down Wholesale’s value to argue that Retail is appropriately valued At its 2013 Investor Day, Agrium undervalued Wholesale at $8.6bn by valuing the $0.5bn+ already invested in its much-lauded Vanscoy expansion at $0, by valuing AAT / Resale at less than its invested capital, by ignoring liquidity and risk by employing a “Midnight” Russian Phosphate comp (PhosAgro) and by ignoring Agrium’s statutory tax rate advantage to certain peers Following criticism of this attempt to talk down Wholesale’s value, Agrium has resorted to specious and inconsistent arguments to justify its depressed view of Wholesale’s value (see 2/19/13 presentation) Agrium has discarded basic tenets of corporate finance in arguing that its lower statutory tax rate should not be a factor in determining an appropriate EBITDA-based valuation – even though it means Agrium generates higher after-tax free cash flow per dollar of EBITDA earned Agrium now seeks to justify valuing its $500mm+ non-productive investment in Vanscoy at $0 by asserting peer multiples must be adjusted for the full cost of their expansion projects, but Potash Corp. has completed 80% of its 2003 expansion and most of it is already on-line, and CF has not incurred material expenditures (and, unlike Vanscoy, its projects will not adversely impact operating results from required shutdowns in operations) While it attempts to discredit JANA’s critiques of its valuation contortions by pointing to sell-side analysts, Agrium chooses to employ a SOTP that is not followed by any of its analysts, who themselves show a SOTP discount of ~$20 per share(1) Agrium has shown it will employ any valuation approach necessary to avoid an unrigged review of its corporate structure. Shareholders deserve a better process. 74

III. Root Causes Of Underperformance
Root Cause #4: Conglomerate Structure

Conglomerate Structure: Not Just A Valuation Question

Agrium's conglomerate structure has significant negative consequences while appearing to provide limited offsetting benefits.

Significant Issues

- x Disadvantageous for both businesses, compromising procurement, customer relationships and flexibility
  - x Retail competes with Wholesale's customers
  - x Wholesale competes with Retail's key suppliers
- x Stuffing Retail with inventory, introducing volatility into a business valued for its stability
- x Different optimal capitalization / capital allocation
- x Different natural investor / research analyst followings
- x Persistent conglomerate discount
- x Excess corporate overhead
- x Leads to underperformance (Morgan Stanley's view when representing CF)
- x **For these reasons, all key competitors have actively rejected the integrated model**

Limited Benefits

- x Claimed synergies (market intelligence, ability to conduct superior M&A and to enter new markets more successfully) – are not evidenced in results
  - x Sub-par returns on capital, inventory write-downs, Landmark integration issues
- x Claimed higher Potash operating rates reflect smaller size relative to Potash Corp. and Mosaic (allows Agrium to free ride on their capacity shutdowns), not integration
  - x Potash Corp's "role as the key global swing producer often results in the company bearing a disproportionate amount of the burden when reduced global demand necessitates supply curtailments" – *Susquehanna analyst Don Carson*[1]
  - x **Claimed value benefit to Agrium implies Potash margins of ~100% of revenues!**[2]
  - x Any benefit could be replicated via commercial arrangement

(1) "Potash Forecast Trails Estimates Amid Plan for More Shutdowns"; Bloomberg; Christopher Donville; January 31, 2013.
(2) Agrium quantifies benefit from integration for *existing* Potash production at $375mm, and states that integration has resulted in an average 104k tonnes of additional production per year over the past 3 years. Agrium values Potash at 7.5x EBITDA in its implied Retail valuation (2013 Investor Day Presentation, slide 92), implying $50mm of EBITDA generated as a result of integration. This implies $481 / tonne of realized EBITDA, almost 100% of Agrium's realized Potash sale price in North America even before inclusion of Potash tax.

75

Given the magnitude of the potential opportunity to unlock value from Agrium’s corporate structure, shareholders deserve an unrigged review. This is a question on which “reasonable people can disagree,” (Globe & Mail, 3/8/13) and which Agrium’s CEO called “a good question to ask.” (Globe & Mail, 1/31/13) Such a review may or may not lead to the ultimate conclusion that Retail should be spun off. We believe – based on publicly available information – that it will support a split, but our nominees will accept the results no matter what, and in any case would only be a minority of the board Agrium’s “Trojan Horse” scare tactic is presented on the basis that other current Agrium directors might agree with a new, unrigged review

Root Cause #5: Corporate Governance

Prior to JANA’s engagement, Agrium had historically received good marks for corporate governance practices However, Agrium’s responses to shareholder engagement have revealed serious governance deficiencies Failure of board oversight and antiquated notions of board role Misleading claims regarding board experience Refusal to acknowledge opportunities for improvement Misleading attacks on independence of JANA’s nominees

Failed Board Oversight Talking Down Value (Aug. 2012): Agrium abandons its prior comp set for new lower multiple comps (“Switcheroo”), using same bankers who argued against its strategy for CF. CEO later says Agrium hired these bankers, who were billed as conducting an independent review, because they “had experience with JANA” and noted that CF’s CEO “was very happy with them” (Credit Agricole / CLSA, 11/5/12) Wasting Shareholder Capital to Fight (Oct. 2012): Agrium executes first large repurchase in years, but in an apparent effort to keep the stock price high and/or cause JANA to tender, declines to first guide shareholders to expect a known impending earnings miss (contrary to past practice) Above Explaining (Oct. – Dec. 2012): Agrium declines to respond to issues raised by JANA in any substantive detail until January, other than to cite its flawed structural review and claim JANA will fail Skewed Views on Governance (Jan. 2013): CEO says “It is not typical to bring someone on the board who tells you your strategy is flawed and indirectly tells you you’re incompetent” – (Globe & Mail 1/29/13) Later says “We also said to JANA that we have a number of members retiring and we are constantly upgrading our board, and we’ll be looking at who we want to bring on our board over the next couple of months and we’ll make those appropriate decisions” (BNN Interview 1/29/13) Refusal to Accept Even Faint Criticism (Feb. 2013): In settlement talks, Agrium refuses to commit to even watered-down language committing to simply reviewing JANA’s issues Cutting Short The Debate (Feb. 2013): At 5pm on the Friday before a holiday weekend, Agrium moves up meeting date by over a month, and CEO later publicly says “we want to get this behind us.” Non-Substantive Attacks (Feb. 2013): CEO publicly calls JANA a “pain in the arse” Padding Director Resumes (Mar. 2013): In its 2013 proxy, Agrium simply checks “Distribution” box for two long-serving directors who did not have this experience the year before and have no claim to it No Board Involvement (current): JANA has never heard from a single independent director III. Root Causes Of Underperformance Root Cause #5: Corporate Governance 79

A History Of Misleading Claims Regarding “Distribution Experience” On Agrium’s Board The Missing Years (2007 – 2012): Agrium spent over $4 billion dollars on Retail acquisitions despite not having a single board member with legitimate ‘breaking bulk’ distribution experience, incorrectly claiming in its proxy circular that directors with primarily oil and gas pipeline experience meet this need “No Shortcomings” (January 2013): When asked by the Wall Street Journal whether there were any board shortcomings related to Retail experience as JANA has pointed out, Agrium’s CEO responds “No” “Shortcomings, But We Fixed Them” (February 2013): In a reversal, Agrium then adds 2 new directors it claims address this deficiency, but neither possesses significant ‘breaking bulk’ distribution experience “We Checked This Box” (March 2013): Agrium gives up and just checks the “Distribution” box for two long-serving directors who did not have this experience the year before and have no credible claim to it Qualification Matrix – 2012 Proxy Qualification Matrix –2013 Proxy Agrium needs to stop looking for easy fixes and add real ‘breaking bulk’ distribution experience to its board. III. Root Causes Of Underperformance Root Cause #5: Corporate Governance 80

Agrium’s Refusal To Acknowledge Opportunities For Improvement Agrium has steadfastly refused to acknowledge any opportunities for improvement. III. Root Causes Of Underperformance Root Cause #5: Corporate Governance After Agrium proposed a settlement offer to JANA, we asked that: 1. Agrium’s two anonymous director candidates, once-identified, would – along with a JANA candidate – fully address the key deficiencies on Agrium’s board 2. Agrium would commit itself to addressing key issues raised by JANA Costs: Engage consultant to evaluate Retail's branch footprint and corporate overhead Controls: Review Retail senior management compensation objectives and targets Capital Allocation: Communicate a target for dividend payout ratio or some other mechanism to clarify ongoing capital return plans Corporate Structure: Retain a new investment bank to perform a review of Agrium’s corporate structure and recommend ways to enhance shareholder value Agrium said it was categorically unwilling to agree to any of the above steps When Agrium revealed the names of their two director candidates it was clear that they did not bring the experience Agrium had claimed and presumably were screened for acquiescence to the status quo David Everitt: segment manager with a manufacturing / supply chain background; does not bring ‘breaking bulk’ distribution experience Mayo Schmidt: track record of poor cost management, de minimis capital return and limited distribution experience; a dollar invested over Mr. Schmidt’s CEO tenure would be worth a fraction of that amount today 81

Agrium’s misleading attacks on our nominees’ independence rely on deliberately confusing 2 concepts: “Independence” – Agrium seeks to turn the strength of alignment with shareholders into a weakness by confusing the need for directors to be independent of the management they oversee with a nonsensical demand that directors not be exposed to share price increases “Incentives” – Agrium misleadingly implies that 100% formulaic incentives based solely on stock price have a discretionary element that creates incentives separate from stock price performance and thus creates a conflict of interest

Defining Director “Independence” NYSE Listed Company Manual: “No director qualifies as ‘independent’ unless the board of directors affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company)” (303A.02). NYSE Commentary: “[A]s the concern is independence from management, the Exchange does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding” Agrium’s Corporate Governance Guidelines: “A Director is an independent director if the Board has affirmatively determined that the Director has no material relationship with the Corporation (directly, through family relationships, or as a partner, shareholder, or officer of an organization that has a relationship with the Corporation)” (II.B) 2013 US & Canadian ISS Guidelines: Defines “Affiliated Outside Director” by listing numerous relationships with the company National Instrument 52-110 (Canadian Securities Regulation): “[A director] is independent if he or she has no direct or indirect material relationship with the issuer.” Director independence has always been defined by examining relationships with the management they are meant to oversee, not alignment with shareholders for good reason. III. Root Causes Of Underperformance Root Cause #5: Corporate Governance 83

Director Alignment with Shareholders Board entanglements with the management they oversee is a conflict. Board alignment with shareholders is not, provided it is no different than exposure to stock (direct ownership, options, RSU’s, DSU’s, etc.) JANA’s nominees are 100% aligned with all shareholders by virtue of: Substantial personal investments for non-JANA nominees (comparable or in some cases far higher than many current Agrium directors who have been board members for years) Sharing in a percentage of JANA’s returns for non-JANA nominees; 100% formulaic, non-discretionary, based on share price. Stock exposure, pure and simple. No obligation to JANA or to pursue any particular path, bound only by fiduciary duty to all shareholders. Directors always have different levels of stock exposure and can realize gains at various points For example, 20-year board member Frank Proto has sold all shares acquired through option exercises – in almost all cases selling his shares immediately upon exercise, and his share ownership has declined from 30,000 shares in 2003 to 8,300 currently, and 11-year board member Dr. Susan Henry exercised 10,000 options in 2010 and sold all those shares on the same day Mr. Proto and current board chair Victor Zaleschuk will see the vast majority of their equity at risk (82% and 94% respectively) be redeemed after they retire in 2014 and 2015, respectively Not a criticism, just pointing out fallacy of argument that incentives create undue ‘short term’ bias It is true that JANA bears this expense, but JANA bears every expense of this campaign which has substantially benefitted shareholders There is always a risk that directors will act on a short-term basis (and proxy rules require all relationships to be disclosed), which is why shareholders must review each nominee’s track record and reputation. Our director nominees are – and will remain – 100% aligned with all shareholders. III. Root Causes Of Underperformance Root Cause #5: Corporate Governance 84

III. Root Causes Of Underperformance
Root Cause #5: Corporate Governance

Other Perspectives

- The same mix of personal investments and stock-based incentive was employed with our CNET slate, which was favorably received by shareholders, with RiskMetrics remarking that "*[A] strong activist slate will gain traction with shareholders*." (2008-2009 M&A and Proxy Fight Review)
- Agrium has called such incentive-based alignment previously "unheard of in Canada," which may be true, but the same considerations apply in Canada as in the US
- Agrium cites "board advocates" (not shareholder advocates) identified by *the Globe & Mail:* (1) consultant founder of "two complementary advisory firms serving an international clientele of corporate leaders," (2) CEO of Institute of Corp. Directors (ICD), an "association representing Canadian directors and boards," and (3) an academic who mistakenly suggests such incentives are discretionary
- There are many examples in Canada and elsewhere where directors actually *do receive discretionary compensation* from shareholders of the company (unlike JANA's non-discretionary, formulaic approach linked entirely to share price), including companies where Agrium directors are or were on the board(1)

Company	Directors Affiliated with Large Shareholders	Agrium Director on Board at the time
Celestica (CDN)	Both the CEO and a director of Celestica's controlling shareholder	Michael Wilson – Celestica Director & Member of Nominating & Corporate Governance Committee
Lyondell (US)	Executive of a large Lyondell shareholder	David Lesar
Nexen (CDN)	Director of a large Nexen shareholder	Victor Zaleschuk, the Hon. Anne McLellan
Viterra (CDN)	Director of a large Viterra shareholder	Mayo Schmidt
Halliburton (US)	Director of a large Halliburton shareholder	David Lesar

We are not suggesting such appointments are in any way improper. We are pointing out the hypocrisy of the company's attack.

(1) Other examples include Canadian Pacific, ATS Automation, Chorus Aviation, Khan Resources, Maple Leaf Foods, Mega Brands, and the Brick Ltd.

85

New Agrium Board Appointee “Prior to approaching Viterra, Glencore struck ‘side-car’ agreements to divest some Viterra units to Agrium Inc.” The Financial Post, January 31, 2013 Appointment of Mr. Schmidt, who as Viterra’s CEO received C$30MM in a transaction which Agrium helped to facilitate which ended in Agrium buying Viterra’s distribution business, comes much closer to raising legitimate independence questions. 2013 US & Canadian ISS Guidelines: Defines “Affiliated Outside Director” by listing numerous relationships with the company, including “Former executive of the company, an affiliate, or a firm acquired within the past three years.” National Instrument 52-110 (Canadian Securities Regulation): “[A]n individual who accepts, directly or indirectly, any consulting, advisory or other compensatory fee from the issuer or any subsidiary entity of the issuer, other than as remuneration for acting in his or her capacity as a member of the board of directors or any board committee, or as a part-time chair or vice-chair of the board or any board committee is considered to have a material relationship with the issuer.” III. Root Causes Of Underperformance Root Cause #5: Corporate Governance 86

IV. Positive Results Of JANA’s Engagement

"There's no doubt pressure from JANA prompted the fertilizer and agricultural products retailer to return $1 billion in additional cash to shareholders last year and to improve its disclosure, to the benefit of investors.” - Globe & Mail, January 25, 2013 Agrium only took obvious and long-overdue steps (share repurchase, dividend increases and Retail disclosure) following pressure from JANA

IV. Positive Results Of JANA's Engagement

JANA Has Started To Force Positive Change: Disclosure

Agrium has slowly begun to address problematic Retail disclosure and performance targets, but significant additional opportunity for improvement remains.

	Before JANA	After JANA (date)
Retail Financial Disclosure		
► Return on capital	X	✓ (11/7/12)
► Net working capital	X	✓ (11/7/12)
► Comparable facility sales	X	✓ (11/7/12)
► Fertilizer per-tonne metrics	X	✓ (11/7/12)
Retail Public Performance Targets		
► Return on capital target	X	✓ (1/28/13)
► OpEx / GP target	X	✓ (1/28/13)
► Net working capital target	X	✓ (1/28/13)

89

IV. Positive Results Of JANA's Engagement

JANA Has Started To Force Positive Change: Dividends & Buybacks

New Focus On Dividend Growth


$2.00
$1.50
$1.00
$0.50
$0.00
Annualized Dividend
After JANA's involvement: annual dividend increased by $1.55 per share
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012

- ✓ Dividend increased ~4.5x since JANA's engagement
- ✓ 1H 2012 dividend – originally declared for $0.225 / share on May 11 – increased to $0.50 / share on June 7, only days after JANA initiated engagement with Agrium
  - Extraordinary for an *already declared* dividend to be increased at all, much less increased by 100%+

First Sizeable Share Repurchase


$1,000
$800
$600
$400
$200
$0
Share Repurchase in Year ($mm)
After JANA's involvement: first meaningful share repurchase in a decade
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012

- ✓ Repurchased 6.5x+ more stock than prior 8 years combined
- ✓ Following the announcement of its C$900mm repurchase on August 2, Agrium's CEO tells JANA "***the board heard you***" on the need for capital return
- ✗ **However, value created by Dutch tender buyback limited by irresponsible execution only ~2 weeks before a significant earnings miss**

Agrium has significantly more opportunity to improve its capital return.

90

IV. Positive Results Of JANA's Engagement

Performance Since JANA Evidences Agrium's Latent Value Potential

More shareholder-friendly capital allocation and disclosure policies helped address long-term underperformance. Enhancing Agrium's board can unlock even more value.

Before JANA



98%
94%
160%
142%
AGU (NYSE)
AGU (TSX)
JANA's (1) Peer Composite
Agrium's (2) Peer Composite

5 Years (6/1/07-6/1/12)
AGU (NYSE) vs. Peers: -62%



53%
46%
75%
74%
AGU (NYSE)
AGU (TSX)
JANA's (1) Peer Composite
Agrium's (2) Peer Composite

3 Years (6/1/09-6/1/12)
AGU (NYSE) vs. Peers: -22%

Sudden reversal of long-term underperformance

After JANA



42%
40%
25%
27%
AGU (NYSE)
AGU (TSX)
JANA's (1) Peer Composite
Agrium's (2) Peer Composite

Post JANA (6/1/12-3/8/13)
AGU (NYSE) vs. Peers: +17%

"Investors have benefited from JANA's actions … AGU shares have risen ~33% since mid-June, when JANA's involvement in the stock became well known" – *Susquehanna, 10/23/12*

Source: Capital IQ.
Note: Represents total shareholder returns assuming all dividends reinvested.
(1) Wholesale peers consist of CF, Potash Corp. and Mosaic. Retail peers consist of Watsco, WESCO, Tractor Supply, Grainger and Genuine Parts. Weights based on EBITDA contribution at start date from Agrium's Nitrogen, Potash, Phosphate, Retail and AAT/Other businesses. Nitrogen represents CF's total return times the Nitrogen EBITDA contribution. Potash represents the average of the total return for Potash Corp. and Mosaic times the Potash EBITDA contribution. Phosphate represents the average of the total return for Potash Corp. and Mosaic times the Phosphate EBITDA contribution. Retail represents the average of the total return for Watsco, WESCO, Tractor Supply, Grainger and Genuine Parts times the Retail EBITDA contribution. AAT/Other represents the average of the total return for CF, Potash Corp. and Mosaic times AAT/Other EBITDA contribution.
(2) Wholesale peers consist of CF, Potash Corp., Intrepid Potash and Mosaic. Retail peers consist of Watsco, WESCO, Tractor Supply, Grainger, Genuine Parts, MRC Global, Metals USA, Reliance Steel & Aluminum, Beacon Roofing Supply, Brenntag and Airgas. Weights based on Q2 2012 LTM EBITDA contribution from Agrium's Nitrogen, Potash, Phosphate and Retail businesses consistent with Agrium's October 2012 investor presentation. AAT/Other business allocated to Agrium's Nitrogen, Potash, and Phosphate businesses based on percent of EBITDA. Nitrogen represents CF's total return times the 42% Nitrogen EBITDA contribution. Potash represents the average of the total return for Potash Corp., Mosaic and Intrepid Potash times the 17% Potash EBITDA contribution. Phosphate represents the average of the total return for Potash Corp., Mosaic and Intrepid Potash times the 11% Phosphate EBITDA contribution. Retail represents the average of the total return for Watsco, WESCO, Tractor Supply, Grainger, Genuine Parts, Reliance Steel & Aluminum, Beacon Roofing Supply and Airgas times the 31% Retail EBITDA contribution. Analysis excludes companies that became public post start date of each respective time period.

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Ongoing shareholder engagement is required to ensure Agrium addresses its substantial remaining value creation opportunities

IV. Positive Results Of JANA's Engagement

Agrium's Substantial Value Creation Potential

Cost Management

- Retail savings potential of more than $200 million (~15% of NA cost base) from optimizing footprint, associated regional/divisional offices costs and restoring margins, with additional savings from enhanced distribution practices. Corporate savings potential of $50+ million from addressing bloated cost base that has grown 14% p.a.

Controls

- Substantial value creation through improved disclosure, institution of appropriate performance metrics and proper alignment of management incentives with shareholder value creation

Capital Allocation

- Substantial value creation from more disciplined M&A and investment practices, directing additional capital toward pursuing a share shrink ahead of realizing value creation plan, a clearer commitment to prioritizing capital return and releasing at least $725 million of working capital, ~$500 million more than Agrium's new $250 million target

Conglomerate Structure

- Fresh, unbiased review of Agrium's structure based on all the facts could result in the elimination of Agrium's significant and persistent conglomerate discount (~$20 / share)

Corporate Governance

- Given several troubling lapses in corporate governance, shareholders can only benefit from adding nominees to the board who will bring an enhanced shareholder mindset and relevant experience to protect shareholders

The magnitude of the opportunities evident from the outside suggests Agrium's true value creation potential is likely significantly larger than we have identified.

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V. JANA’s Board Nominees “JANA’s nominees to Agrium’s board appear highly credible to us.” – Bank of America, 1/29/13 “JANA’s proposed board members possess solid retail distribution experience and could help unlock value.” – CIBC, 1/15/13 “JANA is nominating a retail ‘dream team’ to Agrium’s board, which currently does not have one independent member with retail distribution experience” – Barron’s, 11/26/12

JANA’s Director Nominees Bring The Skills And Experience Necessary To Address Agrium’s Underperformance Mitchell Jacobson Stephen Clark David Bullock Hon. Lyle Vanclief Barry Rosenstein Largest shareholder of Agrium with aligned owner incentives Extensive experience working collaboratively with management teams and boards to create and unlock value for shareholders V. JANA’s Board Nominees “After speaking with four of the five directors that JANA Partners is nominating for Agrium’s board, we came away impressed with the group’s clear industrial distribution experience and competence and their ability to articulate the kinds of operational improvements they would seek to implement at Agrium Retail.” – Barclays, 12/13/12 Over 75 years of combined industry experience creating value in ‘breaking bulk’ distribution Experience and track record to improve Retail strategy, set appropriate incentives for Retail management, set and measure operational and financial improvement and improve capital deployment Extensive global agriculture and regulatory experience Understands global ag environment as well as the needs and perspectives of Retail’s farmer customer 95

V. JANA's Board Nominees

JANA's 5 Nominees Are The Right Answer For Agrium Shareholders

Right Experience, Owner Orientation & Value Creation Track-Record



Mitchell Jacobson

- Chairman of MSC and Former CEO and principal shareholder
- **35+ years of distribution experience**
- **Created ~800% value:** From IPO of MSC in 1995 through 3/5/13



David Bullock

- Former CFO / COO of UAP and Former CFO of Graham Packaging
- **20+ years of operational finance experience including ag distribution**
- **Created ~1,700% value:** LBO of UAP in 2003 to its sale to Agrium in 2008



Stephen Clark

- Supervisory Board member of Brenntag and former CEO / President
- **30+ years of distribution experience**
- **Created ~1,900% value:** LBO of Brenntag in 2003 through 3/5/13



Barry Rosenstein

- Founder and Managing Partner of JANA Partners
- **25+ years of experience unlocking hidden value**
- **Oversees more than $1bn invested in Agrium**
- **82% average annualized return:** average return on stocks JANA had 13D filings outstanding *and* took actions to unlock value since 2006 (per *13D Monitor, January 31, 2013)*



Lyle Vanclief, P.C., P.AG (Dist)

- Former Canadian Minister of Agriculture and Member of Parliament
- Over 20 years of commercial farming experience
- **Canadian Agricultural Hall of Fame inductee (nominated by Syngenta)**

Substantial investment in Agrium: JANA $1bn+ / non-JANA directors ~$14MM.

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Agrium’s Directors Targeted for Removal Lack Value Creation Track Records, Relevant Experience And Shareholder Orientation V. JANA’s Board Nominees Frank W. Proto Oversight: Longest tenured director at 20 years (Chair until 2012), thus overseeing Agrium’s relative underperformance and failure to pursue basic shareholder-friendly measures Relevance of Experience: Currently a corporate director, formerly energy sector executive Governance: Simply checked “Distribution” experience box in advance of proxy contest, despite having no apparent claim to it and not checking the year before Chair of special committee tasked with responding to the numerous issues JANA raised (which arose while Chairman); instead approved assault on a reasonable debate about unlocking shareholder value Shareholder Alignment: No purchases of stock in over 9 years Russell J. Horner Oversight: Served on board for over 8 years, thus overseeing Agrium’s relative underperformance and failure to pursue basic shareholder-friendly measures. Serves on compensation committee, which prioritized growth at any cost over profitability in setting Retail management incentives Relevance of Experience: Currently a corporate director, previously CEO of paper and forest products company (Catalyst Paper) that suffered repeated losses, prompting shareholder intervention and his departure; has cited distribution experience for years despite largely pulp and paper manufacturing experience Governance: Chair of governance committee, which condoned scorched earth defense of the status quo Member of special committee tasked with responding to the numerous issues JANA raised (which arose during his tenure); instead approved assault on a reasonable debate about unlocking shareholder value Shareholder Alignment: No purchases of stock in 5 years 97

Agrium’s Directors Targeted for Removal Lack Value Creation Track Records, Relevant Experience And Shareholder Orientation (Cont’d) V. JANA’s Board Nominees Derek G. Pannell Oversight: Has served on the board for 5 years, thus overseeing Agrium’s relative underperformance and failure to pursue basic shareholder-friendly measures. Chair of compensation committee, which prioritized growth at any cost over profitability in setting Retail management incentives Relevance of Experience: Currently a corporate director, formerly a mining executive (which is relevant to Potash) Governance: Simply checked “Distribution” experience box in advance of proxy contest, despite having no apparent claim to it and not checking the year before Member of special committee tasked with responding to the numerous issues JANA raised (which arose during his tenure); instead approved assault on a reasonable debate about unlocking shareholder value Shareholder Alignment: Purchased 2,500 shares in the last 5 years which is more reasonable Oversight: Second longest tenured director at 11 years, thus overseeing Agrium’s relative underperformance and failure to pursue basic shareholder-friendly measures. Serves on compensation committee, which prioritized growth at any cost over profitability in setting Retail management incentives Relevance of Experience: Cornell Professor of Molecular Biology & Genetics, Dean Emerita of the College of Agriculture and Life Sciences Governance: Serves on governance committee, which condoned scorched earth defense of the status quo Shareholder Alignment: Has purchased only 100 shares of stock ($9,500) during 11 year board tenure despite cashing out options for a net pre-tax gain of $672,000 just a year earlier(1) Dr. Susan A. Henry (1) Agrium attempts to portray this critique as an attack on Dr. Henry’s personal finances. This is untrue. It is simply illustrative of the fact that Dr. Henry has cashed out amounts far greater than she has personally invested. 98

Agrium’s Directors Targeted for Removal Lack Value Creation Track Records, Relevant Experience And Shareholder Orientation (Cont’d) V. JANA’s Board Nominees Mayo M. Schmidt Oversight: N/A, appointed February 2013 Relevance of Experience: Currently a corporate director, formerly Viterra CEO Does not bring significant distribution experience as Viterra retail distribution represented < 15% of EBITDA and served to support core grain handling business Like Agrium, Viterra exhibited alarming growth in corporate costs, including 20%+ growth every year from F2007 – F2011 Governance: Appointed after Agrium CEO stated that questioning Agrium’s performance or strategy was a disqualification for board service Made C$30mm+ in transaction where Agrium acquired Viterra’s retail business, further calling into question his independence Shareholder Orientation: $1 invested with Mr. Schmidt at the start of his 12-year CEO tenure would be worth cents on the dollar when he sold the Company As CEO, issued $2bn+ in equity, repurchased $0 stock and only initiated a small dividend after shareholder pressure Purchased 1,500 shares upon appointment to the board “We suspect that when Agrium went looking for its own alternatives, it probably found very few serious distribution executives interested in running against the JANA slate.” – Credit Agricole / CLSA, 2/13/13 99

JANA’s Nominees: Independent & Aligned with All Shareholders Independent Independent under Canadian securities laws, NYSE rules, and Agrium’s own guidelines “Independence” defined by relationship to company, not shareholders, for good reason Each will have a fiduciary duty once elected to serve all Agrium shareholders Aligned with All Agrium shareholders Once elected, each nominee will only gain to the extent all shareholders gain Substantial JANA investment (~$1.2 billion) Substantial personal investments by non-JANA nominees (~$14 million collectively) Incentive for non-JANA nominees based solely on Agrium stock performance Incentive is stock exposure, pure and simple 100% formulaic based on stock price, not discretionary, like a DSU or option 3-year end date JANA bears this expense, but that is true of all the expenses of this campaign, which has already been of significant benefit to all Agrium shareholders The five director nominees are aligned with all shareholders and will work with the full board to create value at Agrium. V. JANA’s Board Nominees 100

Overview Of Our Nominees: Mitchell Jacobson Current Chairman and former Chief Executive Officer (1995-2005) of MSC: One of the largest distributors of a broad range of metalworking and maintenance, repair and operating products with over 600,000 unique SKUs and over 100 branches in the United States (cited by Agrium as a relevant peer for Retail) Increased operating profit more than 12 fold, representing compound annual growth of 16%, in the process realizing operating leverage and margin expansion Since the company’s IPO 17 years ago, MSC’s shareholders have realized a total annual return of 13% per year through March 5, 2013 vs. a 7% annual return for the S&P 500 index over the comparable period Board member and Investor in privately held HD Supply (formerly Home Depot Supply): Leading industrial distributor for professional customers in the infrastructure, maintenance, repair and improvement and specialty construction markets with approximately $8bn in annual sales and 11 different distribution businesses Mitchell Jacobson Chairman of the Board and principal shareholder of MSC Industrial Direct Former Chief Executive Officer of MSC Industrial Direct Board Member and Investor of HD Supply V. JANA’s Board Nominees Mitch brings decades of experience in distribution to help Agrium address operational and cost issues in Retail, corporate costs, align management with appropriate targets and incentives, and drive shareholder-friendly corporate capital allocation practices to improve return on capital and create value for shareholders 101

Overview Of Our Nominees: Stephen Clark Current Supervisory Board Member, former Chief Executive Officer (2006-2011) and President, North America (1990-2006) of Brenntag, a global market leader in distribution for industrial and specialty chemicals with over $12bn in sales, an enterprise value of more than $9bn and operating in over 70 countries (cited by Agrium as a relevant peer for Retail) Managed company during private ownership by Bain Capital and BC Partners and then led the company through a successful public offering in 2010 Credited for growing EBITDA by more than 15% per year and realizing significant margin expansion despite a challenging macroeconomic environment (2006-2011) Successfully executed and integrated numerous acquisitions across the globe Since the company's 2010 IPO, Brenntag shareholders have realized a total annual return of 30% per year through March 5, 2013 vs. a 6% annual return for the STOXX 600 index over the comparable period Stephen Clark Supervisory Board Member of Brenntag Former CEO of Brenntag Former President (North America) of Brenntag V. JANA’s Board Nominees Steve will leverage his extensive experience growing Brenntag into the world’s pre-eminent chemical distributor through dozens of acquisitions across the globe to help provide better oversight of Retail M&A evaluation and integration, address operational and cost issues in Retail, improve working capital discipline, align management with appropriate targets and incentives, and drive shareholder-friendly corporate capital allocation practices to improve return on capital and create value for shareholders 102

Overview Of Our Nominees: David Bullock Chief Financial Officer (2003-2007) and Chief Operating Officer (2007-2008) of United Agri Products, Inc. (UAP), prior to its acquisition by Agrium, was largest independent distributor of agricultural input products in the U.S. and Canada with approximately 350 locations (cited by Agrium as a most relevant peer for Retail) Created substantial value by joining with Apollo to separate UAP from ConAgra Foods Executed UAP turnaround, working capital reduction plan and growth strategy Oversaw the subsequent public offering of UAP and eventual sale to Agrium at a substantial premium to its IPO price Chief Financial Officer of Graham Packaging Inc. (2009-2011): Led the company from private ownership under Blackstone to a public listing and ultimate sale to Reynolds Group at a substantial premium to its IPO price David Bullock Former CFO / COO of UAP Former CFO of Graham Packaging V. JANA’s Board Nominees Dave brings experience creating significant value in the ag retail distribution business, which he will leverage to help Agrium address operational and cost issues in Retail, improve management alignment, enhance disclosure and drive shareholder-friendly corporate capital allocation practices to improve return on capital and create value for shareholders 103

Overview Of Our Nominees: Hon. Lyle Vanclief Minister of Agriculture and Agri-Food Canada (1997-2003): Oversaw $140bn industry and Ministry with 12,000 employees Responsibilities included stewardship of various Canadian federal agencies including the Canadian Food Inspection Agency, Farm Credit Canada, the Canadian Dairy Commission, the Canadian Grain Commission and the National Farm Products Council Member of Parliament (1988–2004) 22 year commercial farmer and fellow of the Agricultural Institute of Canada Inducted into the Canadian Agricultural Hall of Fame in 2010 (nominated by Syngenta) The Honourable Lyle Vanclief, P.C., P.AG (Dist) Former Minister of Agriculture and Agri-Food Canada Former Member of Parliament V. JANA’s Board Nominees Lyle’s experience as minister of Agriculture will bring unique perspective on global agriculture that has been missing on Agrium’s board and that will be to the benefit of both the Wholesale and Retail business. As a 20+ year commercial farmer, Lyle will also bring a customer-centric viewpoint to the oversight of Agrium’s Retail business as the board drives management to optimize its footprint and grow the business 104

Overview Of Our Nominees: Barry Rosenstein Founder and Managing Partner of JANA Partners LLC (2001-Present): Investment advisor with approximately $4.5bn in investments and commitments JANA is a recognized leader in creating value through shareholder activism and has on numerous occasions successfully challenged boards and management to focus on creating shareholder value, including with respect to Marathon Petroleum, McGraw-Hill, El Paso, TNT, Charles River, CNET, Kerr-McGee Corp., Artesyn Technologies, Houston Exploration Company, InterCept and SourceCorp. Served on several public boards including most recently Convergys Corporation where he helped lead a significant turnaround restructuring, resulting in a ~75% return during his tenure “I served with Barry on the board of directors of Convergys for two years and he was nothing but thoughtful, constructive, and dedicated like the rest of us to creating value for shareholders. Working together, the board cut costs, improved capital allocation and made a host of other improvements which led to substantial value creation.” (Philip Odeen, Chairman of Convergys) "Some activists can be brutal and superficial. Barry was very driven and directed, but in a low-key, collaborative, thoughtful and well-reasoned way. There was never any grandstanding.“ (James Foster, CEO Charles River Labs) “I have known Barry Rosenstein for 20 years and he was on the board of directors of Copart with me for two of those years. I felt and believe my fellow board members found him to be very constructive and collaborative with a low key approach. He made a meaningful contribution to the company.” (Jay Adair, CEO of Copart) Barry Rosenstein Founder / Managing Partner of JANA Partners V. JANA’s Board Nominees Barry will bring a shareholder-orientation to Agrium’s board, helping oversee a review of cost management, incentives, capital allocation and corporate structure initiatives to create value 105